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                                                                     EXHIBIT 2.1







                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF OCTOBER 30, 2000

                                      AMONG

                             LITMUS CONCEPTS, INC.,

                               QUIDEL CORPORATION

                                       AND

                         LITMUS ACQUISITION CORPORATION





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                                TABLE OF CONTENTS
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                                                                                                               PAGE
ARTICLE 1  THE MERGER............................................................................................1
SECTION 1.1.      THE MERGER.....................................................................................1
SECTION 1.2.      EFFECTIVE TIME.................................................................................1
SECTION 1.3.      CLOSING OF THE MERGER..........................................................................2
SECTION 1.4.      EFFECTS OF THE MERGER..........................................................................2
SECTION 1.5.      ARTICLES OF INCORPORATION AND BYLAWS...........................................................2
SECTION 1.6.      DIRECTORS......................................................................................2
SECTION 1.7.      OFFICERS.......................................................................................2
SECTION 1.8.      CONVERSION OF SHARES...........................................................................2
SECTION 1.9.      DISSENTERS' AND APPRAISAL RIGHTS...............................................................4
SECTION 1.10.     EXCHANGE OF CERTIFICATES.......................................................................4
SECTION 1.11.     STOCK OPTIONS..................................................................................6
SECTION 1.12.     ESCROW AGREEMENT...............................................................................6

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................7
SECTION 2.1.      ORGANIZATION AND QUALIFICATION; SUBSIDIARIES; INVESTMENTS......................................7
SECTION 2.2.      CAPITALIZATION OF THE COMPANY..................................................................7
SECTION 2.3.      AUTHORITY RELATIVE TO THIS AGREEMENT; RECOMMENDATION...........................................8
SECTION 2.4.      FINANCIAL STATEMENTS...........................................................................8
SECTION 2.5.      INFORMATION SUPPLIED...........................................................................8
SECTION 2.6.      CONSENTS AND APPROVALS; NO VIOLATIONS..........................................................8
SECTION 2.7.      NO DEFAULT.....................................................................................9
SECTION 2.8.      NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES.................................................9
SECTION 2.9.      LITIGATION....................................................................................10
SECTION 2.10.     COMPLIANCE WITH APPLICABLE LAW................................................................10
SECTION 2.11.     EMPLOYEE BENEFIT PLANS; LABOR MATTERS.........................................................10
SECTION 2.12.     ENVIRONMENTAL LAWS AND REGULATIONS............................................................12
SECTION 2.13.     TAXES.........................................................................................13
SECTION 2.14.     INTELLECTUAL PROPERTY.........................................................................13
SECTION 2.15.     MATERIAL CONTRACTS............................................................................16
SECTION 2.16.     TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES........................................17
SECTION 2.17.     INSURANCE.....................................................................................18
SECTION 2.18.     CERTAIN BUSINESS PRACTICES....................................................................18
SECTION 2.19.     PRODUCT WARRANTIES............................................................................18
SECTION 2.20.     DISTRIBUTORS AND CUSTOMERS....................................................................18
SECTION 2.21.     VOTE REQUIRED.................................................................................18
SECTION 2.22.     TAX TREATMENT.................................................................................18
SECTION 2.23.     AFFILIATES....................................................................................19
SECTION 2.24.     BROKERS.......................................................................................19

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION.............................................19
SECTION 3.1.      ORGANIZATION..................................................................................19

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
SECTION 3.2.      CAPITALIZATION OF PARENT AND ITS SUBSIDIARIES.................................................20
SECTION 3.3.      AUTHORITY RELATIVE TO THIS AGREEMENT..........................................................20
SECTION 3.4.      SEC REPORTS; FINANCIAL STATEMENTS.............................................................20
SECTION 3.5.      INFORMATION SUPPLIED..........................................................................21
SECTION 3.6.      CONSENTS AND APPROVALS; NO VIOLATIONS.........................................................21
SECTION 3.7.      NO DEFAULT....................................................................................21
SECTION 3.8.      NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES................................................21
SECTION 3.9.      OPINION OF FINANCIAL ADVISER..................................................................21
SECTION 3.10.     NO PRIOR ACTIVITIES OF ACQUISITION............................................................21

ARTICLE 4  COVENANTS............................................................................................22
SECTION 4.1.      CONDUCT OF BUSINESS OF THE COMPANY............................................................22
SECTION 4.2.      APPROVAL OF SHAREHOLDERS......................................................................24
SECTION 4.3.      NOTICE TO COMPANY WARRANT HOLDERS.............................................................25
SECTION 4.4.      COMPANY STOCK OPTIONS.........................................................................25
SECTION 4.5.      REGISTRATION RIGHTS AGREEMENT.................................................................25
SECTION 4.6.      SHAREHOLDERS' AGREEMENT.......................................................................25
SECTION 4.7.      EMPLOYEE MATTERS..............................................................................25
SECTION 4.8.      NO SOLICITATION OR NEGOTIATION................................................................26
SECTION 4.9.      NASDAQ LISTING................................................................................27
SECTION 4.10.     ACCESS TO INFORMATION.........................................................................27
SECTION 4.11.     CERTAIN FILINGS; REASONABLE EFFORTS...........................................................28
SECTION 4.12.     PUBLIC ANNOUNCEMENTS..........................................................................28
SECTION 4.13.     NOTIFICATION OF CERTAIN MATTERS...............................................................28
SECTION 4.14.     ADDITIONS TO AND MODIFICATION OF COMPANY DISCLOSURE SCHEDULE..................................28
SECTION 4.15.     COMPENSATION-RELATED PAYMENTS.................................................................29
SECTION 4.16.     LOCK-UP AGREEMENTS............................................................................29
SECTION 4.17.     COOPER LICENSE ARRANGEMENT....................................................................29

ARTICLE 5  CONDITIONS TO CONSUMMATION OF THE MERGER.............................................................29
SECTION 5.1.      CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER...................................29
SECTION 5.2.      CONDITIONS TO THE OBLIGATIONS OF THE COMPANY..................................................29
SECTION 5.3.      CONDITIONS TO THE OBLIGATIONS OF PARENT AND ACQUISITION.......................................30

ARTICLE 6  TERMINATION; AMENDMENT; WAIVER.......................................................................32
SECTION 6.1.      TERMINATION...................................................................................32
SECTION 6.2.      EFFECT OF TERMINATION.........................................................................32
SECTION 6.3.      FEES AND EXPENSES.............................................................................32
SECTION 6.4.      AMENDMENT.....................................................................................33
SECTION 6.5.      EXTENSION; WAIVER.............................................................................33

ARTICLE 7  INDEMNIFICATION......................................................................................34
SECTION 7.1.      GENERAL SURVIVAL..............................................................................34
SECTION 7.2.      INDEMNIFICATION PROVISIONS IN GENERAL.........................................................34
SECTION 7.3.      MANNER OF INDEMNIFICATION.....................................................................35
SECTION 7.4.      SECURITYHOLDER AGENT..........................................................................36
SECTION 7.5.      THIRD-PARTY CLAIMS............................................................................36
SECTION 7.6.      EXCLUSIVE REMEDY..............................................................................37

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
ARTICLE 8  MISCELLANEOUS........................................................................................37
SECTION 8.1.      ENTIRE AGREEMENT; ASSIGNMENT..................................................................37
SECTION 8.2.      SEVERABILITY..................................................................................37
SECTION 8.3.      NOTICES.......................................................................................37
SECTION 8.4.      GOVERNING LAW.................................................................................38
SECTION 8.5.      DESCRIPTIVE HEADINGS; SECTION REFERENCES......................................................38
SECTION 8.6.      PARTIES IN INTEREST...........................................................................38
SECTION 8.7.      CERTAIN DEFINITIONS...........................................................................38
SECTION 8.8.      PERSONAL LIABILITY............................................................................39
SECTION 8.9.      SPECIFIC PERFORMANCE..........................................................................39
SECTION 8.10.     FURTHER ASSURANCES............................................................................39
SECTION 8.11.     CONSTRUCTION/INTERPRETATION...................................................................39
SECTION 8.12.     COUNTERPARTS..................................................................................39

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                                      iii
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                                TABLE OF EXHIBITS

Exhibit A.........................Escrow Agreement
Exhibit B.........................Registration Rights Agreement
Exhibit C.........................Shareholders' Agreement
Exhibit D.........................Severance/Bonus Packages
Exhibit E.........................Compensation-Related Payments
Exhibit F.........................List of Shareholders
Exhibit G.........................Lock-Up Agreement
Exhibit H.........................Conversion Formulas



                                TABLE OF CONTENTS
                                       TO
                           COMPANY DISCLOSURE SCHEDULE

Section 2.2.......................Capitalization
Section 2.4.......................Financial Statements
Section 2.6.......................Consents and Approvals; Violations
Section 2.8.......................Liabilities
Section 2.9.......................Litigation
Section 2.11(a)...................Employee Benefit Plans
Section 2.11(b)...................Employment Agreements
Section 2.11(c)...................Benefits Payable Upon Effectiveness of Merger
Section 2.12......................Environmental Laws and Regulations
Section 2.13(b)...................Delinquent Tax Returns
Section 2.14(a)...................Intellectual Property
Section 2.14(f)...................License Agreements
Section 2.14(h)...................Protection of Intellectual Property
Section 2.15......................Material Contracts
Section 2.16......................Title to Properties
Section 2.17......................Insurance
Section 2.19......................Product Warranties
Section 2.23......................Affiliates
Section 2.24......................Broker
Section 4.1.......................Conduct of Business


                                       iv

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                             TABLE OF DEFINED TERMS

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

                                                                  CROSS REFERENCE
TERM                                                                IN AGREEMENT                       PAGE
30-day Price ..........................................................Section 1.8(a)....................3
Acquisition ...........................................................Preamble..........................1
Affiliate .............................................................Section 8.7(a)...................47
Agreement .............................................................Preamble..........................1
Business day ..........................................................Section 8.7(b)...................47
Capital stock .........................................................Section 8.7(c)...................47
CCC ...................................................................Section 1.1.......................1
Certificates of Merger ................................................Section 1.2.......................2
Certificates ..........................................................Section 1.8(a)....................4
Closing Date ..........................................................Section 1.3.......................2
Closing ...............................................................Section 1.3.......................2
Code ..................................................................Preamble..........................1
Company ...............................................................Preamble..........................1
Company Affiliates ....................................................Section 2.23.....................24
Company Balance Sheet Date ............................................Section 2.4......................10
Company Balance Sheet .................................................Section 2.4......................10
Company Board .........................................................Section 2.3(a)....................9
Company Disclosure Schedule ...........................................Article 2.........................8
Company Indemnitee(s)..................................................Section 7.2(b)...................13
Company Permits .......................................................Section 2.10.....................13
Company Plans .........................................................Section 1.11(a)...................7
Company Securities ....................................................Section 2.2.......................9
Company Stock Option or Options .......................................Section 1.11(a)...................7
Continuing Employees ..................................................Section 4.7(a)...................32
Contract ..............................................................Section 2.15(a)..................21
Copyrights ............................................................Section 2.14(a)..................18
DGCL ..................................................................Section 1.1.......................1
Dissenting Shares .....................................................Section 1.9.......................5
Effective Time ........................................................Section 1.2.......................2
Employee Non-Disclosure Agreement .....................................Section 4.7(a)...................32
Employee Plans ........................................................Section 2.11(a)..................13
Environmental Laws ....................................................Section 2.12(a)..................15
ERISA Affiliate .......................................................Section 2.11(a)..................13
ERISA .................................................................Section 2.11(a)..................13
Escrow Agent ..........................................................Section 1.12......................8
Escrow Agreement ......................................................Section 1.12......................8
Escrow Amount .........................................................Section 1.12......................8
Exchange Act ..........................................................Section 3.4(a)...................26
Exchange Agent ........................................................Section 1.10(a)...................5
Exchange Fund .........................................................Section 1.10(a)...................5
Excluded Shares .......................................................Section 1.8(a)....................3
Execution Date ........................................................Preamble..........................1

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                                       v
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

Financial Statements ..................................................Section 2.4......................10
Floor .................................................................Section 7.2(d)...................44
Government Entity .....................................................Section 2.6......................11
Hazardous Substance ...................................................Section 2.12(d)..................16
Include (including) ...................................................Section 8.7(d)...................48
Indemnification Claim .................................................Section 7.2(c)...................43
Indemnitor.............................................................Section 7.2(c)...................43
Information Statement .................................................Section 2.5......................10
Insurance Policies ....................................................Section 2.17.....................23
Intellectual Property .................................................Section 2.14(a)..................17
IRS ...................................................................Section 2.11(a)..................13
Knowledge  ............................................................Section 8.7(e)...................48
Known  ................................................................Section 8.7(e)...................48
License Agreements ....................................................Section 2.14(f)..................20
Lien ..................................................................Section 2.6......................11
Losses ................................................................Section 7.2......................43
Material Adverse Effect on Parent .....................................Section 3.1(b)...................24
Material Adverse Effect on the Company ................................Section 2.1(b)....................8
Material Contract(s) ..................................................Section 2.15(a)..................21
Merger Consideration ..................................................Section 1.8(a)....................3
Merger ................................................................Section 1.1.......................1
Multiemployer Plan ....................................................Section 2.11(f)..................15
Multiple Employer Plan ................................................Section 2.11(f)..................15
Nasdaq ................................................................Section 1.8(a)....................3
Notice of Superior Proposal ...........................................Section 4.8(b)...................34
Other Interests .......................................................Section 2.1(c)....................9
Owned Copyrights ......................................................Section 2.14(d)(i)...............19
Parent Common Stock ...................................................Section 1.8(a)....................3
Parent Financial Adviser ..............................................Section 3.9......................27
Parent Indemnitees ....................................................Section 7.2(a)...................43
Parent Plans ..........................................................Section 4.7(b)...................32
Parent ................................................................Preamble..........................1
Parent SEC Reports ....................................................Section 3.4(a)...................26
Parent Securities .....................................................Section 3.2......................25
Patent Applications  ..................................................Section 2.14(a)..................18
Patents ...............................................................Section 2.14(a)..................17
Person ................................................................Section 8.7(f)...................48
Pro Rata Ratio.........................................................Section 1.12......................8
Registered Copyrights .................................................Section 2.14(d)(i)...............19
Registration Rights Agreement .........................................Section 4.5......................32
Securities Act ........................................................Section 3.4(a)...................26
Securityholder Agent ..................................................Section 7.4......................45
Share(s)  .............................................................Section 1.8(a)....................3
Share Value  ..........................................................Section 1.8(a)....................3
Shareholder Proceedings ...............................................Section 4.2......................31
Shareholders' Agreement ...............................................Section 4.6......................32
Stock Option Plan .....................................................Section 1.11(a)...................7
Subsidiary(ies) .......................................................Section 8.7(g)...................48
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

Superior Proposal .....................................................Section 4.8(c)...................34
Survival Period .......................................................Section 7.1......................42
Surviving Corporation .................................................Section 1.1.......................1
Tax or Taxes ..........................................................Section 2.13(a)(i)...............16
Tax Return ............................................................Section 2.13(a)(ii)..............16
Third Party Acquisition ...............................................Section 4.8(c)...................34
Third Party ...........................................................Section 4.8(c)...................34
Trade Secrets .........................................................Section 2.14(a)..................18
Trademarks ............................................................Section 2.14(a)..................17
Voting Agreements .....................................................Preamble..........................1
Warrants ..............................................................Section 1.8(b)....................4

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                                      vii
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                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October
30, 2000 (the "Execution Date"), is by and among LITMUS CONCEPTS, INC., a
California corporation (the "Company"), QUIDEL CORPORATION, a Delaware corporation ("Parent"), and LITMUS ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition").

     WHEREAS, the Boards of Directors of the Company, Parent and Acquisition have each (i) determined that the Merger (as defined below) is advisable and fair, and in the best interests of their respective stockholders, and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, certain employees of the Company will enter into employment agreements and noncompetition/nonsolicitation agreements, effective upon consummation of the Merger, as an inducement to Parent to enter into this Agreement; and

     WHEREAS, at least a majority of the shareholders of the Company's common stock and each series of preferred stock have entered into irrevocable proxy and voting agreements or have signed a shareholder action by written consent, pursuant to which such shareholders have voted or agreed to vote in favor of the Merger and the other transactions contemplated by this Agreement (the "Voting
Agreements"), as an inducement to Parent to enter into this Agreement; and

     WHEREAS, simultaneous with the execution of this Agreement, the Company and Parent are entering into an Operating Agreement and a Working Capital Promissory
Note, pursuant to which Parent has provided funding to the Company to continue to operate the business of the Company between the Execution Date and the Closing Date (as defined below).

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:
                                   ARTICLE 1

                                   THE MERGER

     Section 1.1. THE MERGER. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the California
Corporations Code (the "CCC"), Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Code. Parent, as the sole stockholder of Acquisition, hereby approves the Merger and this Agreement.

     Section 1.2. EFFECTIVE TIME. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.3), Certificates of Merger (the "Certificates of Merger") shall be duly executed and acknowledged by Acquisition and the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to Section 252 of the DGCL and the Secretary of State of the State of California for filing pursuant to
Section 1103 of the CCC. In addition, the parties hereto shall take all such further actions and file such other documents as may be required by law to make the Merger effective. The Merger shall become effective at such time as properly executed copies of the Certificates of Merger are duly filed with the Secretaries of State of the States of Delaware and California in accordance with the DGCL and the CCC, respectively, or such later time as Parent and the Company may agree upon and as set forth in the Certificates of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

     Section 1.3. CLOSING OF THE MERGER. The closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the second business day after satisfaction of the last to be satisfied of the conditions set forth in
Article 5 (other than those conditions that, by their terms, are to be satisfied at the Closing), at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Irvine, California 92614, unless another time, date or place is agreed to in writing by the parties hereto.

     Section 1.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL and the CCC. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and obligations of the Company and Acquisition shall become the debts, liabilities and obligations of the Surviving Corporation.

     Section 1.5. ARTICLES OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of Acquisition in effect at the Effective Time shall be substantially the form of the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law. The Bylaws of Acquisition in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

     Section 1.6. DIRECTORS. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

     Section 1.7. OFFICERS. The officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

     Section 1.8. CONVERSION OF SHARES.

     (a) At the Effective Time, each share of preferred stock and common stock, both at no par value per share, of the Company (individually, a "Share" and collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury or by any of the Company's subsidiaries, (ii) Shares held by Parent, Acquisition or any other subsidiary of Parent, and (iii) Dissenting Shares (as defined in Section
1.9 below) as to which appraisal rights have been or may be perfected under the CCC; such (i), (ii) and (iii) collectively referred to as "Excluded Shares") shall, by virtue of the Merger and without any action on the part of Parent, Acquisition, the Company or the holder thereof, be converted into the "Merger Consideration" as follows and issued in accordance with Section 1.10 below:

     (i) each share of series a preferred stock of the company will be converted into the right to receive .297654 shares of parent common stock;

     (ii) each share of series b preferred stock of the company will be converted into the right to receive .744185 shares of parent common stock;

     (iii) each share of series c preferred stock of the company will be converted into the right to receive .744185 shares of parent common stock;

     (iv) each share of series d preferred stock of the company will be converted into the right to receive 1.1907 shares of parent common stock;

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     (v)  each share of series e preferred stock of the company will be converted into the right to receive 3.5588473 shares of parent common stock; and

     (vi) each share of common stock of the company will be converted into the right to receive the number of shares of parent common stock equal to (a) 1,055,817 shares of parent common stock, minus (b) such number of shares of parent common stock as are issuable in the aggregate pursuant to section 1.11(b), minus (c) the number of shares of parent common stock equal to the quotient of (x) the share value (defined below), multiplied by (y) the dissenting shares, divided by (z) $5.375 or the 30-day price, as applicable, the net result of (a), (b) and (c) then divided by 2,932,423 (shares of common stock of the company calculated on a fully-diluted basis immediately prior to the effective time).

     For purposes hereof, "Parent Common Stock" means the common stock, par value $0.001 per share, of Parent. "Share Value" shall mean (A) the total number of shares of Parent Common Stock issued under Section 1.8(a)(vi) above, multiplied by (B) $5.375 or the 30-day Price, if applicable, divided by (C) 2,932,423 (Shares of common stock of the Company calculated on a fully-diluted basis immediately prior to the Effective Time). The total number of shares of Parent Common Stock to be issued as Merger Consideration under this Agreement shall be 3,250,000 and shall be allocated as specified in this Section 1.8(a) and Section 1.11(b) below, unless the arithmetic average of the Nasdaq National Market ("Nasdaq") closing sale prices for Parent Common Stock (as reported in the WALL STREET JOURNAL or, in the absence thereof, by another authoritative source) for the thirty (30) consecutive day period ending on the business day immediately preceding the Closing Date is greater than $6.41 per share (the "30-day Price"). If, on the business day immediately preceding the Closing Date, the price per share of Parent Common Stock exceeds the 30-day Price, as described in the immediately preceding sentence, then the total number of shares of Parent Common Stock to be issued under this Agreement shall be adjusted downward as follows: the value of the Merger Consideration based on $6.41 per share ($20,832,500) would be divided by the 30-day Price, and the resulting quotient would be the total number of shares of Parent Common Stock required to be issued under this Agreement, which would then be allocated according to the same formulas used to determine the allocation specified above in this Section 1.8(a) and in Section 1.11(b), as described generally in Exhibit H.

     Each Share issued and outstanding immediately prior to the Effective Time (excluding the Excluded Shares) shall at the Effective Time no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such Shares ("Certificates") shall thereafter represent the right to receive only the Merger Consideration. The holders of Certificates shall cease to have any rights with respect to the Shares previously represented thereby, except as otherwise provided herein or by law. Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     (b) Immediately prior to the Effective Time, each outstanding warrant of the Company ("Warrants") shall be exercised in accordance with their terms into Shares of Company common stock. At the Effective Time, such Shares of common stock shall be converted to shares of Parent Common Stock in accordance with
Section 1.8(a)(vi) above, and all unexercised Warrants shall be canceled, retired and cease to exist. The Company shall take all action, including delivery of, not less than fifteen (15) days prior to the Closing Date, notice of the Merger and acknowledgment of cancellation of each unexercised Warrant to each holder of such Warrant.

     (c) At the Effective Time, each outstanding share of the common stock, par value $0.001 per share, of Acquisition shall be converted into one share of common stock, no par value per share, of the Surviving Corporation.

     (d) At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent, Acquisition or any other subsidiary of Parent, or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled, retired and cease to exist and no shares of Parent Common Stock shall be payable or delivered with respect thereto.

     (e) Merger Consideration otherwise payable pursuant to Section 1.8(a) hereof shall be deferred as further provided in Section 1.12.

     Section 1.9. DISSENTERS' AND APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, each Share that is issued and outstanding immediately prior to the Effective Time and that is held by a shareholder who may properly demand and perfect such shareholder's rights to dissent from the Merger and to be paid the fair value of such Shares in accordance with Chapter 13 of the CCC (the "Dissenting Shares"), shall not be converted into or exchangeable for the right to receive the Merger Consideration until such rights to dissent shall have expired or been waived, in which case such shares of Parent Common Stock shall be distributed as calculated in accordance with
Section 1.8(a)(vi) and Section 1.11(b), but if such rights are demanded and perfected then, the holder thereof shall be entitled to such rights as are granted by the CCC, and the Surviving Corporation shall make all payments to the holders of such Shares with respect to such demands in accordance with the CCC; PROVIDED, HOWEVER, that if such holder shall have failed to perfect or shall have lost the right to dissent and receive payment under the CCC, each Share held by such holder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, solely the right to receive the Merger Consideration to which such shareholder is entitled pursuant to Section 1.8. The Company shall give reasonably prompt notice to Acquisition and Parent of any demands received by the Company for payment under Chapter 13 of the CCC, and Acquisition and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Acquisition and Parent, make any payment with respect to, or settle or offer to settle, such demands.

     Section 1.10. EXCHANGE OF CERTIFICATES.

     (a) From time to time following the Effective Time, as required by subsections (b) and (c) below, Parent shall deliver to its transfer agent, or a depository or trust institution of recognized standing selected by Parent and Acquisition (the "Exchange Agent"), for the benefit of the holders of Shares for exchange in accordance with this Article 1 (i) certificates representing the appropriate number of shares of Parent Common Stock issuable pursuant to Section 1.8(a) and Section 1.11(b) (less the Escrow Amount as defined in Section 1.12 below), and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "Exchange Fund"), in exchange for outstanding Shares. Notwithstanding the foregoing, Parent may at Parent's election assume and perform the responsibilities of the Exchange Agent hereunder, in which event references to the Exchange Agent hereafter shall be deemed references to Parent as the context so permits.

     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates that immediately prior to the Effective Time represented outstanding Shares and whose Shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.8 (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock that such holder has the right to receive pursuant to this Article 1, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 1.10.

     (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.10(f), until the holder of record of such Certificate shall surrender to the Exchange Agent such Certificate. Subject to the effect of applicable law, following surrender of any such Certificate there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor without interest (i) the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.10(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such number of whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

     (d) If any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the record holder thereof, such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; PROVIDED, HOWEVER, that Parent or the Exchange Agent may, in its sole discretion, require the delivery of a suitable bond or indemnity.

     (e) All shares of Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.10(c) or 1.10(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

     (f) No fractions of a share of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Shares otherwise entitled to a fraction of a share of Parent Common Stock shall, upon surrender of his, her or its Certificate or Certificates, be entitled to receive an amount of cash (without interest) determined by multiplying $5.375 or the 30-day Price, if applicable, by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.

     (g) Any portion of the Exchange Fund that remains undistributed to holders of Shares upon the expiration of six (6) months after the Effective Time shall be delivered to Parent upon demand, and any holders of Shares who have not theretofore complied with this Article 1 shall thereafter look only to Parent for payment of their claim for Parent Common Stock and cash in lieu of fractional shares, as the case may be, and any applicable dividends or distributions with respect to Parent Common Stock.

     (h) Neither Parent nor the Surviving Corporation shall be liable to any holder of Shares for shares of Parent Common Stock constituting Merger Consideration (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 1.11. STOCK OPTIONS.

     (a) At the Effective Time, each outstanding option to purchase Shares (a "Company Stock Option" and, collectively, the "Company Stock Options") issued pursuant to the Litmus Concepts, Inc. 1992 Stock Option Plan, as amended (the "Stock Option Plan"), or any other similar agreement or arrangement (including Warrants), which is unvested or which is vested but has an exercise price above the Share Value as of the Effective Time, shall terminate and cease to represent a right to acquire Shares. All plans or other similar agreements and arrangements, including the Stock Option Plan, pursuant to which any Company Stock Option has been issued or may be issued are referred to herein collectively as the "Company Plans." The Company shall take all action, including delivery of, not less than 10 days prior to the Closing Date, notice of the Merger and cancellation of each outstanding Company Stock Option to each holder of Company Stock Options.

     (b) Immediately prior to the Effective Time, all outstanding Company Stock Options which are vested and have an exercise price at or below the Share Value as of the Effective Time shall have the right to receive the number of shares of Parent Common Stock equal to (i) the number of Shares issuable upon exercise of the Company Stock Option multiplied by the Share Value, minus (ii) the number of Shares issuable upon exercise of the Company Stock Option multiplied by the exercise price of such Company Stock Option, the net result of (i) and (ii) then divided by $5.375 or the 30-day Price, if applicable. Shares of Parent Common Stock otherwise payable pursuant to this Section 1.11(b) shall be deferred as further provided in Section 1.12.

     (c) At or before the Effective Time, the Company shall cause to be effected any amendments to the Company Plans and the Company's Board of Directors shall adopt any resolutions necessary to give effect to the foregoing provisions of this Section 1.11. The Company shall use its reasonable best efforts to obtain the consent of each holder of Company Stock Options to the foregoing treatment of such Company Stock Options to the extent required under the Company Plans.

     Section 1.12. ESCROW AGREEMENT. Notwithstanding anything to the contrary contained in this Agreement, promptly after the Effective Time, Parent shall deposit that number of shares of Parent Common Stock equal to the sum of: (i) twenty percent (20%) of the Shares of Parent Common Stock otherwise payable as Merger Consideration pursuant to Section 1.8(a) and Section 1.11(b) plus (ii) that number of shares of Parent Common Stock valued at $5.375 or the 30-day Price, as applicable, having the aggregate dollar value of Six Hundred Ten Thousand Dollars ($610,000) ((i) and (ii) collectively, the "Escrow Amount") with an Escrow Agent (the "Escrow Agent") mutually satisfactory to Parent and the Securityholder Agent (as defined in Section 7.4 below) to be administered and distributed pursuant to the provisions of an escrow agreement in substantially the form of EXHIBIT A (the "Escrow Agreement"), such number to be deducted based on the "Pro Rata Ratio" (as defined herein) from the Merger Consideration otherwise payable to each shareholder pursuant to Section 1.8(a) and Section 1.11(b). Pro Rata Ratio, for purposes of this Agreement, is the ratio of (x) the total number of shares of Parent Common Stock otherwise payable as Merger Consideration to each shareholder pursuant to Section 1.8(a) and
Section 1.11(b) to (y) the total number of shares of Parent Common Stock issued as Merger Consideration pursuant to this Agreement. The Escrow Amount shall be applied for the payment of any obligations relating to or arising out of the items specified in Section 7.2(a) below, pursuant to the provisions of Article 7 hereof and the Escrow Agreement.

                                   ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each of Parent and Acquisition, subject to the exceptions set forth in the Disclosure Schedule (the "Company Disclosure Schedule") delivered by the Company to Parent and Acquisition (which exceptions shall specifically identify a Section, subsection, paragraph or clause of a single Section or subsection hereof, as applicable, to which such exception relates) that:

     Section 2.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES; INVESTMENTS.

     (a) The Company has no directly or indirectly owned subsidiaries. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. The Company has heretofore delivered to Acquisition or Parent accurate and complete copies of the Articles of Incorporation and Bylaws (or similar governing documents), as currently in full force and effect, of the Company.

     (b) The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company. For purposes hereof, the term "Material Adverse Effect on the Company" means any circumstance, change in, or effect on (or any circumstance, change or effect involving a prospective change on) the Company (i) that is, or is reasonably likely in the future to be, materially adverse to the operations, assets or liabilities (including contingent liabilities), earnings or other results of operations, or the condition (financial or otherwise) or prospects of the Company, taken as a whole or (ii) that would reasonably be expected to prevent or materially delay or impair the ability of the Company to consummate the transactions contemplated by this Agreement.

     (c) The Company has made no cash equity investment in any person ("Other Interests").

     Section 2.2. CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 10,000,000 Shares of Common Stock and 5,000,000 Shares of Preferred Stock, of which, as of the date hereof, 2,330,136 Shares of Common Stock, 497,075 Shares of Series A Preferred Stock, 150,000 Shares of Series B Preferred Stock, 200,000 Shares of Series C Preferred Stock, 249,750 Shares of Series D Preferred Stock and 418,218 Shares of Series E Preferred Stock were issued and outstanding. All of the outstanding Shares have been validly issued and are fully paid and nonassessable and are, other than the Series E Preferred Stock, free of preemptive rights. As of the date hereof, 1,375,000 Shares were reserved for issuance and 447,465 Shares were issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Plans. As of the date hereof, there were Warrants to purchase 325,000 Shares of common stock outstanding and 325,000 Shares reserved for issuance in connection with the exercise of such Warrants. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into, or exchangeable or exercisable for, shares of capital stock or voting securities of the Company, (iii) no options, warrants or other rights to acquire from the Company and no obligations of the Company to issue any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company, and (iv) no equity equivalent interests in the ownership or earnings of the Company or other similar rights (the securities described in the foregoing clauses (i) through (iv) hereafter collectively referred to as "Company Securities"). As of the date hereof, there are no outstanding rights or obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. All Shares, Company Stock Options and Warrants have been issued in compliance with all federal and state (including "blue sky") laws, statutes, regulations and permits. Other than the Litmus Concepts, Inc. Shareholders' Agreement dated as of February 15, 1998, the Fourth Amended and Restated Registration Rights Agreement, dated as of February 25, 1998, and as otherwise contemplated by this Agreement, there are no shareholder agreements, voting trusts, rights agreements or other agreements or understandings to which the Company or its shareholders are parties or by which they are bound relating to the voting or registration of or rights associated with any shares of capital stock or other voting securities of the Company. The holders of Shares of Preferred Stock of the Company are not entitled to and do not have dissenter's rights under Chapter 13 of the CCC.
Section 2.2 of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of all holders of outstanding Company Stock Options, the exercise or vesting schedule, the exercise price per share, the term of each such Company Stock Option, whether such option is a nonqualified stock option or incentive stock option and any restrictions on exercise or sale of the option or underlying shares. No Company Stock Option shall accelerate solely as a consequence of the Merger or any of the other transactions contemplated by this Agreement.

     Section 2.3. AUTHORITY RELATIVE TO THIS AGREEMENT; RECOMMENDATION.

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "Company Board"), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except the approval and adoption of this Agreement by a majority of the holders of the common stock and each series of preferred stock of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes, assuming the due authorization, execution and delivery hereof by Parent and Acquisition, a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

     (b) The Company Board has unanimously resolved to recommend that the shareholders of the Company approve and adopt this Agreement and the transactions contemplated hereby.

     Section 2.4. FINANCIAL STATEMENTS. The Company has delivered to Parent copies of financial statements (hereinafter collectively called the "Financial Statements"), as set forth in Section 2.4 of the Company Disclosure Schedule, as follows: (i) audited financial statements of the Company for the fiscal year ended June 30, 2000 and (ii) unaudited financial statements of the Company for the two months ended August 31, 2000. The balance sheet of the Company at August 31, 2000 is referred to herein as the "Company Balance Sheet" and the date thereof is referred to herein as the "Company Balance Sheet Date." Except as set forth in the Financial Statements, such statements of income do not contain any items of special or nonrecurring revenue or any other income not earned in the ordinary course of business except as expressly specified therein, and such Financial Statements include all adjustments, which consist only of normal recurring accruals, necessary for a fair presentation. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and maintained throughout the periods indicated and fairly present the consolidated financial condition of the Company at their respective dates and the results of its operations for the periods covered thereby.

     Section 2.5. INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion in the Information Statement used or delivered to Company shareholders in connection with the approval of the Merger and the adoption of this Agreement and the other Transaction Documents (the "Information Statement") will, at the date mailed to shareholders of the Company and at the time used in connection with obtaining the approval of the Merger and the adoption of this Agreement and the other Transaction Documents, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The foregoing representation shall not apply to information furnished in writing to the Company by or on behalf of Parent or Acquisition for inclusion in the Information Statement. The Information Statement, insofar as it relates to the meeting of the Company's shareholders to vote on or a solicitation of written consents from Company shareholders for approval of, the Merger will comply as to form in all material respects with the provisions of the CCC and the rules and regulations thereunder.

     Section 2.6. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, any filings under similar merger notification laws or regulations of foreign Governmental Entities (as defined below) and the filing and recordation of the Certificates of Merger as required by the DGCL and the CCC, no filing with or notice to, and no permit, authorization, consent or approval of, any United States or foreign court or tribunal, governmental or regulatory body, or administrative agency or authority (in each case, a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain any such permit, authorization, consent or approval or to make any such filing or give any such notice would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws (or similar governing documents) of the Company, (ii) except as set forth in Section 2.6 of the Company Disclosure Schedule, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) except as set forth in
Section 2.6 of the Company Disclosure Schedule, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, or any of its properties or assets, except, in the case of clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, result in any loss, expenses, charges, assessments, levies, fine or other liabilities being imposed upon or incurred by the Company exceeding Five Thousand Dollars ($5,000). For purposes of this Agreement, "Lien" means, with respect to any asset, any security, mortgage, lien, pledge, charge, security interest, conditional sale agreements, title retention agreements, claims, charges, easements, licenses, rights-of-way, covenants, conditions, restrictions, options, adverse or equitable claims, or encumbrance of any kind in respect of such asset.

     Section 2.7. NO DEFAULT. The Company is not in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Articles of Incorporation or Bylaws (or similar governing documents),
(ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is now a party or by which it or any of its properties or assets may be bound, or (iii) any order, writ, injunction or decree of any Governmental Entity applicable to the Company or any of its properties or assets, except, in the case of clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, result in any loss, expenses, charges, assessments, levies, fine or other liabilities being imposed upon or incurred by the Company or any of its subsidiaries exceeding Five Thousand Dollars ($5,000).

     Section 2.8. NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES. Except as set forth in Section 2.8 of the Company Disclosure Schedule, the Company has no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than liabilities and obligations reflected on the Company Balance Sheet or incurred in the ordinary course of business consistent with past practices after such date. Except as set forth in Section 2.8 of the Company Disclosure Schedule, since June 30, 2000, there have been no events, changes or effects with respect to the Company or any of its subsidiaries that have had or reasonably would be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, except as set forth in Section 2.8 of the Company Disclosure Schedule, since June 30, 2000, the Company has conducted its business in all material respects only in, and have not engaged in any transaction other than in accordance with, the ordinary and usual course of such business consistent with past practices, and there has not been any:

     (a) circumstance, change in or effect on the operations, assets or liabilities (including contingent liabilities), earnings or other results of operations or the condition (financial or otherwise) of the Company, except for continuing losses and those other circumstances, changes and effects that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company;

     (b) damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company, whether or not covered by insurance;

     (c) split, combination, reclassification, declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

     (d)  amendment of any term of any outstanding security of the Company;

     (e) incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

     (f) creation or assumption by the Company of any Lien on any asset other than in the ordinary course of business consistent with past practices;

     (g) loan, advance or capital contribution made by the Company to, or investment in, any person;

     (h) transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract, agreement or other right, in either case, material to the Company, taken as a whole;

     (i) change by the Company in its accounting principles, practices or methods;

     (j) revaluation of any of the Company's assets, including writing-down the value of inventory and equipment or writing-off notes or accounts receivable, other than in the ordinary course of business; or

     (k) increase in the compensation payable or that could become payable by the Company to (i) officers of the Company or (ii) any employee of the Company whose annual cash compensation is Twenty-Five Thousand Dollars ($25,000) or more.

     Section 2.9. LITIGATION. Except as set forth in Section 2.9 of the Company Disclosure Schedule, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its properties or assets before any Governmental Entity. Except as set forth in Section 2.9 of the Company Disclosure Schedule, the Company is not subject to any outstanding order, writ, injunction or decree of any Governmental Entity that would reasonably be expected to result in any loss, expenses, charges, assessments, levies, fines or other liabilities being imposed upon or incurred by the Company or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

     Section 2.10. COMPLIANCE WITH APPLICABLE LAW. The Company holds and is in compliance with all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business (collectively, the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not, individually or in the aggregate, result in any charges, assessments, levies, fines or other liabilities being imposed upon or incurred by the Company exceeding Five Thousand Dollars ($5,000). The business of the Company has not been and is not being conducted in violation of any law, ordinance or regulation of the United States or any foreign country or any political subdivision thereof or of any Governmental Entity. No investigation or review by any Governmental Entity with respect to the Company is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

     Section 2.11. EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

     (a) Section 2.11(a) of the Company Disclosure Schedule lists as of the date hereof all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care, severance and other similar fringe or employee benefit plans, programs or arrangements and any current or former employment or executive compensation or severance agreements written or otherwise maintained or contributed to for the benefit of or relating to any employee or former employee of the Company, any trade or business (whether or not incorporated) that is a member of a controlled group including the Company or that is under common control with the Company within the meaning of Section 414 of the Code (an "ERISA Affiliate"), as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under
Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together the "Employee Plans"), excluding Employee Plans under which the Company has no remaining obligations and any of the foregoing that are required to be maintained by the Company under the laws of any foreign jurisdiction. The Company has made available to Parent a copy of (i) the most recent annual report on Form 5500 filed with the Internal Revenue Service (the "IRS") for each disclosed Employee Plan where such report is required and (ii) the documents and instruments governing each such Employee Plan (other than those referred to in Section 4(b)(4) of ERISA). Each Employee Plan has been maintained in all respects, by its terms and in operation, in accordance with ERISA and the Code, and there has been no violation of any reporting or disclosure requirement imposed by ERISA or the Code. Each Employee Plan intended to be qualified under
Section 401(a) of the Code, and each trust intended to be exempt under Section 501(a) of the Code, has been determined to be so qualified or exempt by the IRS, and since the date of each most recent determination, there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No Employee Plan has participated in, engaged in or been a party to any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or
Section 408 of ERISA, respectively. With respect to any Employee Plan, (i) neither the Company, nor any of its ERISA Affiliates has had asserted against it any claim for taxes under Chapter 43 of Subtitle D of the Code and Section 5000 of the Code, or for penalties under ERISA Section 502(c), (i) or (l), nor, to the knowledge of the Company, is there a basis for any such claim, and (ii) no officer, director or employee of the Company has committed a material breach of any fiduciary responsibility or obligation imposed by Title I of ERISA. Other than routine claims for benefits, there is no claim or proceeding pending or, to the knowledge of the Company, threatened, involving any Benefit Plan by any Person, or by the IRS, the United States Department of Labor or any other Governmental Entity against such Benefit Plan or the Company or any ERISA Affiliate.

     (b) Section 2.11(b) of the Company Disclosure Schedule sets forth, as of the date hereof, a list of, including amounts owed under, all (i) employment agreements with officers of the Company, (ii) agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding Five Thousand Dollars ($5,000), (iii) severance agreements, programs and policies of the Company with or relating to its employees, except such programs and policies required to be maintained by law, and (iv) plans, programs, agreements and other arrangements of the Company with or relating to its employees that contain change in control provisions whether or not listed in other parts of the Company Disclosure Schedule. The Company has made available to Parent copies (or descriptions in detail reasonably satisfactory to Parent) of all such agreements, plans, programs and other arrangements. The Company has no obligations to make any deferred compensation payments except in such amounts set forth in Section 2.11(b) of the Company Disclosure Schedule.

     (c) Except as set forth in Section 2.11(c) of the Company Disclosure Schedule, there will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any Employee Plan or any agreement or arrangement disclosed under this Section 2.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

     (d)  No Employee Plan that is a welfare benefit plan within the meaning of
Section 3(1) of ERISA provides benefits to former employees of the Company or its ERISA Affiliates other than pursuant to Section 4980B of the Code or similar state laws. The Company and its ERISA Affiliates have complied in all material respects with the provisions of Part 6 of Title I of ERISA and Sections 4980B, 9801 and 9802 of the Code.

     (e) There are no controversies relating to any Employee Plan or other labor matters pending or, to the knowledge of the Company, threatened between the Company and any of its employees, which controversies, individually or in the aggregate, have resulted, or would reasonably be expected to result, in any loss or expense exceeding Five Thousand Dollars ($5,000). The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor does the Company know of any activities or proceedings of any labor union to organize any such employees.

     (f) Neither the Company nor any of its ERISA Affiliates sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute to any Multiemployer Plan or to a Multiple Employer Plan. For these purposes, "Multiemployer Plan" means a multiemployer plan, as defined in Section 3(37) and 4001(a)(3) of ERISA, and "Multiple Employer Plan" means any Employee Benefit Plan sponsored by more than one employer, within the meaning of Sections 4063 or 4064 of ERISA or Section 413(c) of the Code.

     (g) No individual shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Employee Plan, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of the transactions contemplated by this Agreement.

     (h) In accordance with applicable law, each Employee Plan can be amended or terminated at any time, without consent from any other party and without liability other than for benefits accrued as of the date of such amendment or termination. The Company and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed or paid as expenses under the terms of each Employee Plan and applicable law, and the Company and its ERISA Affiliates shall continue to do so through the Closing.

     Section 2.12. ENVIRONMENTAL LAWS AND REGULATIONS. Except as set forth in
Section 2.12 of the Company Disclosure Schedule:

     (a) the Company has been in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) (collectively "Environmental Laws") except for non-compliances that, individually or in the aggregate, would not reasonably be expected to result in any loss, expenses, charges, assessments, levies, fines or other liabilities being imposed upon or incurred by the Company that would have a Material Adverse Effect on the Company, which compliance includes the possession by the Company of all Company Permits required under applicable Environmental Laws and compliance with the terms and conditions thereof;

     (b) there are no existing facts that are reasonably likely to prevent or interfere with such compliance in the future;

     (c) there are no circumstances or conditions involving the Company that could reasonably be expected to result in any claims, liabilities, investigations, costs or restrictions on the ownership, use or transfer of any real property of which the Company is or was the owner or operator pursuant to any Environmental Law;

     (d) there has been no disposal, release or threatened release of any substance, material or waste that is listed, classified or regulated in any concentration pursuant to any Environmental Law or which may be the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law (a "Hazardous Substance") on, under, in, from or about any property currently or formerly owned or operated by the Company, or otherwise related to the operations of the Company, that has resulted or may result in any loss, expenses, charges, assessments, levies, fines or other liabilities being imposed upon or incurred by the Company;

     (e) the Company has not received any notice, demand, letter, claim or request for information alleging violation of or liability under any Environmental Law, and there are no proceedings, actions, orders, decrees, injunctions or other claims or, to the knowledge of the Company, any threatened actions or claims, relating to or otherwise alleging liability under any Environmental Law;

     (f) except with respect to such matters as have been fully and finally resolved and as to which there are no remaining obligations, the Company has not entered into or agreed to or is subject to any consent decree, order or settlement or other agreement in any judicial, administrative, arbitral or other similar forum relating to its compliance with or liability under any Environmental Law;

     (g) the Company has not assumed or retained by contract any material liabilities of any kind, fixed or contingent, known or unknown, under any applicable Environmental Law; and

     (h) the Company is not required to make any expenditures, individually or in the aggregate, to comply with any Environmental Law, nor is there any reasonable basis on which any Governmental Entity or other person could take any action that would require any such expenditure.

     Section 2.13. TAXES.

     (a)  DEFINITIONS. For purposes of this Agreement:

          (i) "Tax" (including "Taxes") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

          (ii) "Tax Return" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

     (b) Except as set forth in Section 2.13(b) of the Company Disclosure Schedule, the Company has timely filed all Tax Returns it is required to have filed; and such Tax Returns are accurate and correct in all respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

     (c) The Company has paid or adequately provided for all Taxes (whether or not shown on any Tax Return) it is required to have paid or to pay.

     (d) No claim for assessment or collection of Taxes is presently being asserted against the Company, and the Company is not a party to any pending action, proceeding, or investigation by any governmental taxing authority nor does the Company have knowledge of any such threatened action, proceeding or investigation.

     (e) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of the Company, in the payment of any "excess parachute payments" within the meaning of Section 28OG of the Code.

     (f) The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

     (g) The Company has not been a member of any affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or has any liability for the Taxes of any other person (other than an entity that is a member of the consolidated group of corporations that has the Company as its common parent) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (h) The Company has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by the Company and the Company has no knowledge that the IRS has proposed any such adjustment or change in accounting method.

     Section 2.14. INTELLECTUAL PROPERTY.

     (a) Section 2.14(a) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned, in whole or in part, including jointly with others by specifically identifying the manner of ownership, by the Company, a complete and accurate list of all United States and foreign (i) Patents and patent applications, (ii) Trademark registrations and applications and material unregistered Trademarks, and (iii) Copyright registrations and applications, indicating for each the applicable jurisdiction, registration number (or application number), and date issued (or date filed). For purposes of this Agreement, "Intellectual Property" means: trademarks and service marks (whether registered or unregistered), trade names, designs and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); patents (including any continuations, continuations in part, renewals and applications for any of the foregoing) (collectively, "Patents and Patent Applications"); copyrights (including any registrations and applications therefor and whether registered or unregistered) (collectively, "Copyrights"); computer software; databases; works of authorship; mask works; technology; trade secrets and other confidential information; know-how; proprietary processes; formulae; algorithms; models; user interfaces; customer lists; inventions; discoveries; concepts; ideas; techniques; methods; source codes; object codes; methodologies; and, with respect to all of the foregoing, related confidential data or information (collectively, "Trade Secrets").

     (b)  TRADEMARKS.

          (i) All Trademark registrations of the Company are currently in compliance in all material respects with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation of any such registration or otherwise materially affect the priority and enforceability of the Trademark in question.

          (ii) No registered Trademark of the Company has been within the last three (3) years or is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office, or in other Trademark Offices where registration has been filed. No such action has been threatened in writing or, to the Company's knowledge, orally within the two (2)-year period prior to the date of this Agreement.

          (iii) There has been no prior use of any material Trademark of the Company by any third party which would confer upon said third party superior rights in any such Trademark.

          (iv) The Company has adequately policed its Trademarks against third party infringement, and all material Trademarks of the Company registered in the United States have been continuously used in the form appearing in, and in connection with the goods and services listed in, its registration certificates.

     (c)  PATENTS.

          (i) All Patents and Patent Applications of the Company are currently in compliance with legal requirements, including payment of filing, examination, and maintenance fees and proofs of working or use and disclosure to the United States Patent and Trademark Office of all information material to examination in accordance with 37 C.F.R. 1.56 and 37 C.F.R. 1.97, other than any requirement that, if not satisfied, would not result in a revocation or otherwise materially affect the enforceability of the Patent in question.

          (ii) No Patent or Patent Application of the Company has been or is now involved in any interference, reissue, or reexamination proceeding in the United States Patent and Trademark Office, nor has there been nor are there any inter partes procedures involving Patents or Patent Applications of the Company in Patent Offices outside the United States. No such action has been threatened in writing or, to the Company's knowledge, orally within the two (2)-year period prior to the date of this Agreement.

          (iii) To the Company's knowledge, there is no patent or patent application of any person that conflicts in any material respect with any Patent of the Company.

          (iv) The Company is not aware of any prior art or other documentation or circumstance that would render any claim of any Patent invalid or unenforceable.
                                       14

     (d)  COPYRIGHTS.

          (i) The Company is the owner of all right, title and interest in and to each Copyright registered or as to which a registration application has been filed in the United States or any foreign jurisdiction by it (collectively, "Registered Copyrights") and each of the other Copyrights used by the Company in its business other than those as to which the rights being exercised by the Company have been licensed from another person (collectively, "Owned Copyrights"), free and clear of any and all Liens, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and the Company has not received any notice or claim (whether written or oral) challenging the Company's complete and exclusive ownership of the Owned Copyrights or suggesting that any other person has any claim of legal or beneficial ownership with respect thereto.

          (ii) The Company has not received any notice or claim (whether written or oral) challenging or questioning the validity or enforceability of any of the Owned Copyrights or indicating an intention on the part of any person to bring a claim that any Owned Copyright is invalid, is unenforceable or has been misused and, to the Company's knowledge, no Owned Copyright otherwise has been challenged or threatened in any way.

          (iii) The Company has not taken any action or failed to take any action (including a failure to disclose required information to the United Stated Copyright Office in connection with any registration of a Registered Copyright therewith), conducted its business, or used or enforced (or failed to use or enforce) any of the Owned Copyrights, in each case in a manner that would result in the unenforceability of such Owned Copyright.

          (iv) The Company has taken all reasonable steps to protect its rights in and to the Owned Copyrights, in each case in accordance with standard industry practices.

          (v) The Company has not granted to any unaffiliated person any right, license or permission to exercise any rights under any Owned Copyright.

     (e)  TRADE SECRETS.

          (i) The Company has taken all reasonable steps in accordance with normal industry practices to protect the Company's rights in confidential information and Trade Secrets of the Company.

          (ii) Without limiting the generality of Section 2.14(e)(i), the Company enforces a policy of requiring each of its employees, consultants and contractors to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms (which have previously been provided to Parent) that assign to the Company all rights to any Intellectual Property rights relating to the Company's business and that otherwise appropriately protect the Intellectual Property of the Company, and, except in compliance with confidentiality obligations, there has been no disclosure by the Company of material confidential information or Trade Secrets.

     (f)  LICENSE AGREEMENTS.

          Section 2.14(f) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements entered into by the Company which grant any material right to use or practice any rights under any Intellectual Property (collectively, the "License Agreements"), indicating for each the title and the parties thereto and the amount of any royalty or license fee payable thereunder. Also listed are all agreements entered into by the Company which grant to the Company any rights in any intellectual property of a third party indicating for each the title and the parties thereto and the amount of any royalty or license fee payable thereunder. There is no outstanding or, to the Company's knowledge, threatened dispute or disagreement with respect to any License Agreement which is material to validity or scope of the agreement.

     (g) OWNERSHIP; SUFFICIENCY OF IP ASSETS. The Company owns or possesses adequate licenses or other rights to use, free and clear of Liens, orders and arbitration awards, all of its Intellectual Property used in its business. The Intellectual Property identified in Section 2.14(a) of the Company Disclosure Schedule, together with the Company's unregistered Copyrights and the Company's rights under the licenses granted to the Company under the License Agreements, constitute all the material Intellectual Property rights used in the operation of the Company's business as it is currently conducted and are all the Intellectual Property rights necessary to operate such business after the Effective Time in substantially the same manner as such business has been operated by the Company prior thereto.

     (h) PROTECTION OF IP. Except as set forth in Section 2.14(h) of the Company Disclosure Schedule, the Company has taken all reasonable steps in accordance with normal industry practices to protect the Intellectual Property of the Company, and each of the products marketed or licensed to others or currently under development by the Company is covered by at least one claim of Patents or Patent Applications.

     (i) NO INFRINGEMENT BY THE COMPANY. None of the products used, manufactured, marketed, sold or licensed or under current development by the Company, and none of the Intellectual Property used in the conduct of the Company's business as currently conducted, infringes, violates or constitutes the unauthorized use of any rights owned or controlled by any third party, including without limitation, any Intellectual Property of any third party.

     (j) NO PENDING OR THREATENED INFRINGEMENT CLAIMS. There is no litigation pending now and no notice or other claim in writing has been received by the Company and, to the Company's knowledge, no oral notice or other claim has been received by the Company (A) alleging that the Company has engaged in any activity or conduct that infringes, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or exclusively licensed by the Company. No Intellectual Property owned or licensed by the Company is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or, in the case of any Intellectual Property licensed to others, restricting the sale, transfer, assignment or licensing thereof by the Company to any person.

     (k) NO INFRINGEMENT BY THIRD PARTIES. To the Company's knowledge after reasonable investigation, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or exclusively licensed to the Company, and no such claims have been brought against any third party by the Company.

     Section 2.15. MATERIAL CONTRACTS.

     (a) Section 2.15 of the Company Disclosure Schedule sets forth a complete and accurate list of all written contracts, agreements, options, leases, licenses, sales and purchase orders, warranties, commitments and other instruments of any kind (each a "Contract"), to which the Company is a party or to which the Company, or any of its properties, is otherwise bound, as follows (each a "Material Contract" and, collectively, the "Material Contracts"):

          (i) each Contract of the Company pursuant to which the Company received (or was entitled to receive) or paid (or was purportedly obligated to pay) in excess of Five Thousand Dollars ($5,000) in the 12-month period ended September 30, 2000;

          (ii) each Contract that requires payment by or to the Company after the date of this Agreement of more than Five Thousand Dollars ($5,000);

          (iii) each Contract that contains non-competition restrictions, including restrictions relating to the conduct of the Company's business, the sale of the Company's products or geographic restrictions, in any case that would prohibit or restrict Parent or any of its subsidiaries from conducting the business of the Company as presently conducted or that require any consent or other action by any person for, or will be subject to default, termination, repricing or other renegotiation, or cancellation because of, the transactions contemplated hereby;

          (iv) each Contract relating to the Company's sales with distributors;

          (v) any mortgage, indenture, loan or credit agreement, security agreement or other agreement or instrument relating to, and evidences of, indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset);

          (vi) each partnership, joint venture or other similar Contract, arrangements or agreements, directly affecting the Company;

          (vii) any fidelity or surety bond or completion bond;

          (viii) any lease of personal property having a value individually in excess of Five Thousand Dollars ($5,000);

          (ix) any Contract of indemnification or guaranty;

          (x) any Contract relating to capital expenditures and involving future payments in excess of Five Thousand Dollars ($5,000);

          (xi) any Contract relating to the disposition or acquisition of assets, property or any interest in any business enterprise outside the ordinary course of the Company's business;

          (xii) any purchase order or Contract for the purchase of raw materials or services involving Five Thousand Dollars ($5,000) or more;

          (xiii) any construction Contract;

          (xiv) any distribution, joint marketing or development Contract;

          (xv) any other Contract that involves Five Thousand Dollars ($5,000) or more or is not cancelable without penalty upon notice of thirty (30) days or less;

          (xvi) any Contract under which the Company provides services to third parties for which it will receive payments in excess of Five Thousand Dollars ($5,000) in a period of 12 consecutive months;

          (xvii) any Contract that contains a liquidated damages provision for failure to meet performance or quality milestones; or

          (xviii) any other Contract, whether written or oral, which is otherwise material to the Company, taken as a whole.

     (b) Each Material Contract is a legal, valid and binding obligation of the Company and, to the Company's knowledge, each other person who is a party thereto, enforceable against the Company and each such Person in accordance with its terms, and neither the Company nor, to the Company's knowledge, any other party thereto is in material default thereunder.

     Section 2.16. TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

     (a) The Company does not own any real property, nor has it ever owned any real property. Section 2.16 of the Company Disclosure Schedule sets forth a complete and accurate list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or, to the Company's knowledge, by the other party to such lease. Complete and correct copies of such leases have been delivered to Parent or Acquisition prior to the date hereof.

     (b) Except as set forth in Section 2.16 of the Company Disclosure Schedule, the Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except for such imperfections of title, if any, that do not materially interfere with the present value of the subject property. For purposes of this Section 2.16 only, the terms "property" or "assets" do not include Intellectual Property.

     Section 2.17. INSURANCE. Section 2.17 of the Company Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the persons to whom such policies have been issued, the expiration dates thereof, whether the policies are currently in effect, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies in effect at any time since January 1, 1995 that insure or did insure the business, operations or employees of the Company or affect or relate to the ownership, use or operation of any of the assets (both past and present) of the Company and that (a) have been issued to the Company or (b) have been issued to any person (other than the Company) for the benefit of the Company (the "Insurance Policies"). Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the execution and delivery of, or consummation of any of the transactions contemplated by, this Agreement. The Company has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims of the Company under the Insurance Policies have been filed in a timely fashion.

     Section 2.18. CERTAIN BUSINESS PRACTICES. Neither the Company nor any of its directors, officers, agents or employees of the Company has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment.

     Section 2.19. PRODUCT WARRANTIES. Section 2.19 of the Company Disclosure Schedule sets forth complete and accurate summaries of the written warranties and guaranties by the Company utilized within the past five (5) years with respect to its products. There have not been any material deviations from such warranties and guaranties, and neither the Company nor any of its salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. The Company has not made any oral warranty or guaranty with respect to its products.

     Section 2.20. DISTRIBUTORS AND CUSTOMERS. The documents and information supplied by the Company to Parent or Acquisition in connection with this Agreement with respect to relationships and volumes of business done with its significant distributors and customers are accurate in all material respects. During the last twelve (12) months, the Company has not received any notice of termination or written threat of termination from any of the ten (10) largest distributors or customers of the Company, taken as a whole, or any information that any such customer or distributor intends to materially decrease the amount of business that it does with the Company.

     Section 2.21. VOTE REQUIRED. Subject to Section 4.2 of this Agreement, the affirmative vote of (i) the holders of a majority of the outstanding Shares of common stock of the Company voting together as a single class and (ii) the holders of a majority of each series of the outstanding Shares of preferred stock of the Company voting separately as each series (Series A-E), are the only votes of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the Merger.

     Section 2.22. TAX TREATMENT. Neither the Company nor, to the Company's knowledge, any of its affiliates has taken or agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     Section 2.23. AFFILIATES. Except as set forth in Section 2.23 of the Company Disclosure Schedule, there are no persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act as defined in Section 3.4(a) below (collectively, "Company Affiliates").

     Section 2.24. BROKERS. Except as set forth in Section 2.24 of the Company Disclosure Schedule, no broker, finder or investment banker (other than the Company Financial Adviser) is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                   ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND ACQUISITION

     Parent and Acquisition hereby represent and warrant to the Company as follows:

     Section 3.1. ORGANIZATION.

     (a) Each of Parent and Acquisition is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

     (b) Each of Parent and Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Parent. For purposes hereof, the term "Material Adverse Effect on Parent" means any circumstance, change in or effect on (or any circumstance, change or effect involving a prospective change on) Parent or any of its subsidiaries (i) that is, or is reasonably likely in the future to be, materially adverse to the operations, assets or liabilities (including contingent liabilities), earnings or other results of operations, or the condition (financial or otherwise) of Parent and its subsidiaries, taken as a whole, or (ii) that would reasonably be expected to prevent or materially delay or impair the ability of Parent and Acquisition to consummate the transactions contemplated by this Agreement.

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


     Section 3.2. CAPITALIZATION OF PARENT AND ITS SUBSIDIARIES. The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock, of which, as of September 30, 2000, 24,833,277 shares of Parent Common Stock were issued and outstanding, and 5,000,000 shares of preferred stock, $.001 par value per share, none of which are outstanding. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of September 30, 2000, 5,491,948 shares of Parent Common Stock were reserved for issuance and 2,548,441 shares of Parent Common Stock were issuable upon or otherwise deliverable in connection with the exercise of outstanding options and warrants. Between September 30, 2000 and the date hereof, no shares of Parent's capital stock have been issued other than pursuant to stock options and warrants already in existence on such date and except for grants of stock options to employees, officers and directors in the ordinary course of business consistent with past practice. Between September 30, 2000 and the date hereof, 29,000 stock options have been granted and no warrants have been issued . Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent,
(ii) no securities of Parent or its subsidiaries convertible into, or exchangeable for, shares of capital stock, or voting securities of Parent, (iii) no options, warrants or other rights to acquire from Parent or its subsidiaries and no obligations of Parent or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, and (iv) except for all stock option plans and employee stock purchase plans of Parent, no equity equivalent interests in the ownership or earnings of Parent or its subsidiaries or other similar rights (collectively, "Parent Securities"). As of the date hereof, there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock or other voting securities of Parent.

     Section 3.3. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes, assuming the due authorization, execution and delivery hereof by the Company, a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

     Section 3.4. SEC REPORTS; FINANCIAL STATEMENTS.

     (a) Parent has filed all required forms, reports and documents ("Parent SEC Reports") with the SEC since January 1, 2000, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, a amended (the "Exchange Act"), as applicable, in each case as in effect on the dates such forms reports and documents were filed. None of such Parent SEC Reports, including any financial statements and schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The audited consolidated financial statements of Parent included in the Parent SEC Reports fairly present in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) the consolidated financial position of Parent as of the dates thereof and its consolidated results of operations and changes in financial position for the periods then ended.

     (b) Parent has heretofore made available or promptly will make available to the Company a complete and correct copy of any amendments or modifications that are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments that previously had been filed by Parent with the SEC pursuant to the Exchange Act.

     Section 3.5. INFORMATION SUPPLIED. None of the information supplied or to be supplied in writing by Parent or Acquisition for inclusion in the Information Statement will, at the date mailed or furnished to shareholders of the Company in connection with obtaining approval of the Merger and this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading.

     Section 3.6. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents, and approvals as may be required under and other applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificates of Merger as required by the DGCL and the CCC, no filing with or notice to, and no permit authorization consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except where the failure to obtain any such permits, authorizations, consents or approvals or to make such filings or give any such notice would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws (or similar governing documents) of Parent or Acquisition or any of Parent's other subsidiaries, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets except, in the case of (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     Section 3.7. NO DEFAULT. Neither Parent nor any of its subsidiaries is in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, or (iii) any order, writ, injunction or decree of any Governmental Entity applicable to Parent or any of its subsidiaries or any of their respective properties or assets, except, in the case of clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     Section 3.8. NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent and its consolidated subsidiaries (including the notes thereto), other than liabilities and obligations incurred in the ordinary course of business since June 30, 2000, which, individually or in the aggregate, will not have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, since June 30, 2000, there have been no events changes or effects with respect to Parent or its subsidiaries having or that would reasonably be expected to have a Material Adverse Effect on Parent.

     Section 3.9. OPINION OF FINANCIAL ADVISER. First Security Van Kasper (the "Parent Financial Adviser") has delivered to the Board of Directors of Parent its opinion to the effect that, as of the date of its opinion, the Merger Consideration is fair, from a financial point of view, to Parent.

     Section 3.10. NO PRIOR ACTIVITIES OF ACQUISITION. Except for obligations incurred in connection with its incorporation or organization or the negotiation, execution and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

                                    ARTICLE 4

                                    COVENANTS

     Section 4.1. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or as described in Section 4.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will conduct its operations in the ordinary course of business consistent with past practices and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.1 of the Company Disclosure Schedule, prior to the Effective Time, the Company will not, without the prior written consent of
Parent:

     (a) amend its Articles of Incorporation or Bylaws (or other similar governing instrument);

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including any stock options or stock appreciation rights) except for the issuance and sale of Shares pursuant to options granted under the Company Plans prior to the date hereof;

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to shareholders in their capacities as such, or redeem or otherwise acquire any of its outstanding securities;

     (d) except for the Merger, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

     (e)  sell, convey, transfer, license or encumber any Intellectual Property;

     (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business consistent with past practices; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to or investments in any other person; (iv) pledge or otherwise encumber shares of capital stock of the Company; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

     (g) except as may be required by applicable law, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer, consultant or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer, consultant or employee or pay any benefit not required by any plan and arrangement as in effect on the date hereof (including the granting of stock appreciation rights or performance units);

     (h) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of Five Thousand Dollars ($5,000) in the aggregate, other than sales of its products in the ordinary course of business consistent with past practices;

     (i) except as may be required as a result of a change in applicable law or in generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

     (j) revalue in any material respect any of its assets, including writing down the value of inventory or equipment or writing-off notes or accounts receivable, other than in the ordinary course of business;

     (k) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practices that would be material to the Company, taken as a whole; (iii) amend, modify or waive any right under any material contract of the Company; (iv) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any material manner that is adverse to the Company; or (v) authorize any new capital expenditure or expenditures that individually is in excess of Five Thousand Dollars ($5,000) or in the aggregate are in excess of Twenty-Five Thousand Dollars ($25,000);

     (l) grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to written agreements in effect on the date hereof, the terms of which are in all material respects completely and correctly disclosed in Section 2.11(a) or Section 2.11(b) of the Company Disclosure Schedule or as required by applicable federal, state or local applicable law or regulations;

     (m) enter into or amend any employment agreements, oral or written, increase the compensation payable or to become payable by it to any of its officers, shareholders, directors, employees or consultants, or adopt or amend any employee benefit plan or arrangement, oral or written (including any amendment to the Company Plans or the agreements thereunder), or increase the salaries or wage rates of its officers, shareholders, directors, employees or consultants;

     (n) terminate the employment of any manager or officer or grant any severance or termination pay to any member, manager, officer or any other employee, except payments made pursuant to written agreements or other legally binding commitments disclosed to Parent in writing and in effect on the date hereof;

     (o) exercise its discretion or otherwise voluntarily accelerate the vesting of any Company Stock Option as a result of the Merger or otherwise;

     (p) make or revoke any express or deemed election relating to Taxes of the Company, unless required to do so by applicable laws or settle or compromise any income tax liability or permit any Insurance Policy naming it as a beneficiary or loss-payable to expire, or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to Parent is obtained and in effect, except for the West Coast Life Insurance Company Graded Premium Life Policy for Paul Lawrence, which the Company and Parent agree shall be permitted to lapse by virtue of nonpayment of premiums due;

     (q) allow any Insurance Policy relating to the Company's assets, properties or business to be amended or terminated without replacing such policy with a policy providing at least equal coverage, insuring comparable risks and issued by an insurance company financially comparable to the prior insurance company;

     (r) fail to file any Tax Returns when due (or, alternatively, fail to file for available extensions), fail to cause such Tax Returns when filed to be complete and accurate in all material respects, prepare of file any Tax Return of the Company inconsistent with past practices in preparing of filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, in each case, except to the extent required by law;

     (s) file or cause to be filed any amended Tax Return with respect to the Company, file or cause to be filed claim for refund of Taxes paid by or on behalf of the Company or any of its subsidiaries, or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

     (t)  fail to pay any Taxes or other material debts when due;

     (u) commence any litigation or any binding dispute resolution process (other than in respect of any breach of or claim arising under this Agreement), or settle or compromise any pending or threatened suit, action, claim or other dispute that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would involve more than Five Thousand Dollars ($5,000) or that would otherwise be material to the Company, or relates to any Intellectual Property matters;

     (v) take any action or fail to take any action that could reasonably be expected to (i) limit the utilization of any of the net operating losses, built-in losses, tax credits or other similar items of the Company or its subsidiaries under Section 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder, or (ii) cause any transaction in which the Company or any of its subsidiaries was a party that was intended to be treated as a reorganization under Section 368(a) of the Code to fail to qualify as a reorganization under Section 368(a) of the Code;

     (w) enter into any licensing, distribution, sponsorship, advertising or other similar contracts, agreements, or obligations which may not be canceled without penalty by the Company or its subsidiaries upon notice of thirty (30) days or less or which provide for payments by or to the Company in an amount in excess of Five Thousand Dollars ($5,000) over the term of the agreement;

     (x) engage in any willful action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement; or

     (y) take or agree in writing or otherwise to take any of the actions described in Sections 4.1(a) through 4.1(x) (and it shall use all commercially reasonable efforts not to take any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect).

     Section 4.2. APPROVAL OF SHAREHOLDERS. The Company shall take all actions necessary in accordance with the CCC and its Articles of Incorporation and Bylaws to duly call, give notice of, convene and hold a meeting of or solicit written consents from its shareholders, including without limitation a separate vote of holders of each series of the Company's preferred stock, as promptly as practicable to obtain their vote or written consent for the adoption and approval of this Agreement and the transactions contemplated hereby (the "Shareholder Proceedings"). A vote or the written consents of (i) a majority of the outstanding Shares of common stock of the Company voting together as a single class and (ii) the holders of a majority of each series of the outstanding Shares of preferred stock of the Company voting separately as each series (Series A-E), shall be required for the adoption and approval of the transactions contemplated by this Agreement, notwithstanding any other vote required by the CCC and the Company's Articles of Incorporation and Bylaws. The Company will, through the Company Board, recommend to its shareholders approval of such matters. The Company shall promptly prepare and distribute the Information Statement for the solicitation of a vote or the written consents of the holders of the Shares approving the Merger, which shall include the recommendation of the Company Board that shareholders of the Company vote in favor of the approval and adoption of this Agreement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Information Statement, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in preparing and mailing to shareholders of the Company, such amendment or supplement. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone (i) the Shareholder Proceedings to the extent necessary to ensure that any necessary supplement or amendment to the Information Statement is provided to the Company's shareholders in advance of a vote or the acceptance of written consents on the Merger and this Agreement or (ii) the time for which the Shareholder Proceedings are originally scheduled (as set forth in the Information Statement), if there are insufficient Shares represented, either in person or by proxy, to constitute a quorum necessary to conduct the business of the Shareholder Proceedings. Parent shall use all reasonable efforts to obtain all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and the consummation of the other transactions contemplated by this Agreement and will pay all expenses incident thereto, PROVIDED that the Company shall cooperate with Parent in obtaining such permits and approvals as reasonably requested.

     Section 4.3. NOTICE TO COMPANY WARRANT HOLDERS. The Company shall promptly give written notice of the Merger and any such other notice or take such other action as may be required under the terms of any warrant agreements to the holders of Company Warrants. The Company shall take any action required to effect the provisions of Section 1.8(b) above.

     Section 4.4. COMPANY STOCK OPTIONS. The Company shall promptly give written notice of the Merger and any such other notice or take such other action as may be required under the terms of any Company Plan to the holders of Company Stock Options. The Company shall take any action required to effect the provisions of
Section 1.11 above.

     Section 4.5. REGISTRATION RIGHTS AGREEMENT. On or prior to the Closing Date Parent shall execute and deliver to the Securityholder Agent, on behalf of all shareholders of the Company, a registration rights agreement substantially in the form of EXHIBIT B (the "Registration Rights Agreement"), which provides, in part, that Parent will file a registration statement in accordance with the time period set forth in Section 2 of the Registration Rights Agreement.

     Section 4.6. SHAREHOLDERS' AGREEMENT. The Company shall obtain from all of its shareholders, after the date of this Agreement and on or prior to the Effective Time, a shareholder agreement substantially in the form of EXHIBIT C (the "Shareholders' Agreement") as soon as practicable.

     Section 4.7. EMPLOYEE MATTERS.

     (a) EMPLOYEES. Any employees of the Company at the Effective Time who receive and accept offers of employment from Parent or the Surviving Corporation, and are hereinafter referred to as "Continuing Employees." Continuing Employees will be subject to employment at the will of Parent or the Surviving Corporation, as applicable. As a condition of their continuing employment with the Surviving Corporation, all Continuing Employees will be required to sign Parent's standard form of non-disclosure, assignment of inventions and confidentiality agreement (the "Employee Non-Disclosure Agreement") and Code of Conduct. Employees of the Company who are not Continuing Employees will be offered such severance package(s) as set forth in EXHIBIT D hereto, in exchange for a release, satisfactory to Parent in its sole discretion, from any claims against Parent, the Company, Acquisition or the Surviving Corporation and their respective officers, directors, employees and agents.

     (b) PARTICIPATION IN PARENT PLANS. Parent has furnished to the Company descriptions of each of the material employee benefit plans made available by it generally to its employees (the "Parent Plans"). Parent covenants that the Continuing Employees shall be eligible to participate in the Parent Plans on substantially the same terms and conditions as similarly situated employees of Parent. For purposes of participation in any Parent Plan, except for any "defined benefit plan" (as defined in ERISA) and any bonus plan, the Continuing Employees shall receive such credit under the Parent Plan as previously recognized by the Company under the appropriate Employee Plan for the time of service with the Company to the same extent as if such Continuing Employees had been continuously employed for such periods of time with Parent, and they shall not be subject to any pre-existing condition exclusions under any health care plan maintained by Parent for the employees of the Parent (except for those existing under any health care plan maintained by the Company). Each Continuing Employee will be offered a bonus schedule as set forth in EXHIBIT D hereto in connection with such Continuing Employee's employment with the Surviving Corporation or Parent. Nothing in this Agreement shall limit Parent's ability to modify or terminate, in whole or in part, any employee benefit plan or arrangement including any Parent Plan in accordance with the terms of such plan and any applicable law.

     (c) COMPANY COMPENSATION AND BENEFITS. The Company will take all actions necessary to amend, merge, freeze or terminate any or all Employee Plans effective at or immediately prior to the Closing Date as requested in writing by Parent.

     Section 4.8. NO SOLICITATION OR NEGOTIATION.

     (a) Between the date hereof and the earlier of the termination of this Agreement and the Effective Time, the Company shall not (nor shall the Company permit any of its officers, directors, employees, consultants, agents, representatives, affiliates or shareholders (including The Cooper Companies, Inc. and any of its affiliates or subsidiaries) or cause any person on behalf of the Company to) directly or indirectly, take any of the following actions with any person other than Parent and Acquisition:

          (i) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with any person relating to any possible Third Party Acquisition;

          (ii) provide information with respect to it to any person, other than Parent and Acquisition, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible Third Party Acquisition; or

          (iii) enter into any agreement with any person providing for a Third Party Acquisition.

     (b) The Company shall promptly notify Parent in the event the Company or any of its affiliates and their respective directors, officers, employees, consultants, agents, representatives, affiliates or shareholders (including The Cooper Companies, Inc. and any of its affiliates or subsidiaries) receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the person or group submitting such proposal, and shall advise Parent from time to time of the status and any material developments concerning the same. Except as set forth in this Section 4.8(b), the Company Board shall not withdraw its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, that it is required to do so in order to comply with its fiduciary duties, the Company Board may withdraw its recommendation of this Agreement and the transactions contemplated hereby, but only (i) after providing written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, and (ii) if Parent does not, within five (5) business days after Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (based on the written advice of a financial adviser) to be at least as favorable to the Company's shareholders as such Superior Proposal; PROVIDED, HOWEVER, that no withdrawal of the Company Board's recommendation of this Agreement and the transactions contemplated hereby shall relieve the Company of its obligation to submit this Agreement and such transactions to its shareholders for approval, as provided in Section 4.2. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties will not constitute a violation of this Agreement; PROVIDED, HOWEVER, that such disclosure states that no action will be taken by the Company Board in violation of this Section 4.8(b).

     (c) For purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of any material portion of the assets of the Company and its subsidiaries, taken as a whole, other than the sale of their products in the ordinary course of business consistent with past practices; (iii) the acquisition by a Third Party of fifteen percent (15%) or more of the outstanding Shares; (iv) the adoption by the Company of a plan of total or partial liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its subsidiaries of more than ten percent (10%) of the outstanding Shares; or (vi) the acquisition by the Company or any of its subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal or greater than ten percent (10%) of the annual revenues, net income or assets of the Company. For purposes of this Agreement, a "Superior Proposal" means any BONA FIDE proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than fifty percent (50%) of the Shares then outstanding or all or substantially all of the assets of the Company and otherwise on terms that the Company Board by a majority vote determines in its good faith judgment (based on the written advice of a financial advisor) to be more favorable to the Company's shareholders than the Merger.

     Section 4.9. NASDAQ LISTING. If required by the National Association of Securities Dealers, Inc. regulations, Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Effective Time.

     Section 4.10. ACCESS TO INFORMATION.

     (a) Between the date hereof and the Effective Time, the Company will permit Parent and its authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company as Parent may reasonably require, and will cause its officers and employees to furnish Parent with such financial and operating data and other information with respect to the business, properties and prospects of the Company as Parent may from time to time reasonably request.

     (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent (i) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each calendar month, commencing with October 2000), an unaudited balance sheet as of the end of such month and the related statements of earnings, shareholders' equity (deficit) and cash flows, (ii) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, shareholders' equity (deficit) and cash flows for the quarter then ended, and (iii) within two (2) business days following preparation thereof (and in any event within ninety (90) calendar days after the end of each fiscal year, an audited balance sheet as of the end of such year and the related statements of earnings, shareholders' equity (deficit) and cash flows, all of such financial statements referred to in clauses (i), (ii) and (iii) to be prepared in accordance with generally accepted accounting principles with respect to such financial statements. All the foregoing shall be in accordance with the books and records of the Company and shall fairly present its financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

     (c) Each of the parties hereto will hold, and will cause its agents, representatives, consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Mutual Confidentiality Agreement, dated July 18, 2000, as amended on August 30, 2000 and on October 20, 2000, between the Company and Parent.

     Section 4.11. CERTAIN FILINGS; REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to do the following: (i) cooperate in the preparation of the Information Statement; (ii) obtain consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Merger; and (iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all commercially reasonable efforts to cause the Effective Time to occur as soon as practicable after the Company shareholder vote with respect to the Merger. The Company agrees to use all commercially reasonable efforts to encourage its employees to accept any offers of employment extended by Parent. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement the proper officers and directors of each party hereto shall take all such necessary action.

     Section 4.12. PUBLIC ANNOUNCEMENTS. Neither the Company nor any of its Affiliates shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, including the Merger, without the prior consent of Parent.

     Section 4.13. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect at or prior to the Effective Time and (ii) any failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 4.13 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 4.14. ADDITIONS TO AND MODIFICATION OF COMPANY DISCLOSURE SCHEDULE. Concurrently with the execution and delivery of this Agreement, the Company has delivered a Company Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. In addition, the Company shall deliver to Parent and Acquisition such additions to or modifications of any Sections or subsections of the Company Disclosure Schedule necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to the shareholders or the Company after the date of execution and delivery of this Agreement; PROVIDED, HOWEVER, that such disclosure shall not be deemed to constitute an exception to its representations and warranties under Article 2, nor limit the rights and remedies of Parent and Acquisition under this Agreement for any breach by the Company of such representation and warranties.

     Section 4.15. COMPENSATION-RELATED PAYMENTS. Within a reasonable time following the Effective Time but in no event later than December 31, 2000, Parent agrees to pay compensation, bonuses and similar payments substantially to the extent and in the amounts set forth in EXHIBIT E hereto. Except as set forth in this Agreement or in EXHIBIT E hereto, neither the Company, Acquisition nor Parent shall have any obligation or responsibility to pay any amounts owed by the Company to any of its former or current directors, officers, employees or consultants, including without limitation payments identified in Section 2.11(a) and Section 2.11(b) of the Company Disclosure Schedule.

     Section 4.16. LOCK-UP AGREEMENTS. Subject to Section 5.3(h) below, the Company shall use all reasonable efforts to obtain executed Lock-Up Agreements from each of the shareholders of the Company prior to the Effective Time.

     Section 4.17. COOPER LICENSE ARRANGEMENT. Contemporaneously with the execution of this Agreement, the Company acknowledges that Parent and CooperSurgical, Inc. have entered into an amendment and restatement of the License and Requirements Agreement dated as of February 25, 1998, between CooperSurgical, Inc. and the Company, and that such agreement between CooperSurgical, Inc. and Parent will go into effect as of the Effective Time.

                                   ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 5.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

     (a) this Agreement shall have been approved and adopted by the requisite vote of the shareholders of the Company;

     (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the Merger;

     (c) any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby and to operate the businesses of the Company and its subsidiaries after the Effective Time in all material respects as they were operated prior thereto shall have been given, obtained or complied with, as applicable; and

     (d) Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of Parent Common Stock in exchange for the Shares in the Merger.

     Section 5.2. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

     (a) the representations and warranties of Parent and Acquisition contained in this Agreement shall be true and correct at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date) and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect;

     (b) each of the covenants and obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect;

     (c) if required, the shares of Parent Common Stock issuable to the shareholders in connection with the Merger shall have been authorized for listing on Nasdaq, upon official notice of issuance;

     (d) There shall not have occurred, following the execution of this Agreement and prior to the Closing Date, a change in law that would result in the Merger not constituting a reorganization within the meaning of Section 368 of the Code or that otherwise would result in a material portion of the Merger Consideration being treated other than as provided in Section 354 of the Code; and

     (e) the Securityholder Agent shall have received, on behalf of all shareholders of the Company, the Registration Rights Agreement substantially in the form attached hereto as EXHIBIT B, duly executed by Parent.

     Section 5.3. CONDITIONS TO THE OBLIGATIONS OF PARENT AND ACQUISITION. The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

     (a) the representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date) and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect;

     (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect;

     (c) there shall have been no circumstances, changes in or effects on the Company or any of its subsidiaries that, individually or in the aggregate, have had or would reasonably be expected to have, a Material Adverse Effect on the Company;

     (d) Parent shall have received the opinion of tax counsel to Parent to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion may rely on certificates of representations of the Company and Parent as such counsel reasonably deems appropriate, and such opinion shall not have been withdrawn or modified in any material respect;

     (e) Parent shall have received the opinion of legal counsel to the Company as to the matters reasonably agreed upon by the parties;

     (f) the Company shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company under the agreements and instruments set forth in
Section 2.15 of the Company Disclosure Schedule;

     (g) the Company shall have obtained and delivered to Parent a consent/waiver from the Venture Banking Group, which provides that the Company will not be in default under the Loan and Security Agreement dated as of March 24, 2000 and its related documents in connection with the consummation of the Merger;

     (h) the shareholders of the Company identified on EXHIBIT F hereto shall have executed and delivered to Parent a Lock-Up Agreement substantially in the form of EXHIBIT G hereto;

     (i) Parent shall have received an executed employment agreement from Paul Lawrence, Ph.D., and he shall remain an employee in good standing (which for these purposes means that he is not subject to termination by the Company under its employment policies in effect on the date of this Agreement) and shall not have expressed his intent not to continue his employment with Parent or the Surviving Corporation;

     (j) Parent shall have received an executed consultant letter agreement from Marian Buccafurni, and she shall remain a consultant in good standing (which for these purposes means that she is not subject to termination by the Company under its policies in effect on the date of this Agreement) and shall not have expressed her intent not to continue her consulting relationship with Parent or the Surviving Corporation;

     (k) Parent shall have received, in form satisfactory to Parent, from each of Paul Lawrence and Marian Buccafurni, a consent to terminate his/her employment agreement with the Company, both of which were entered into in February, 1998;

     (l) Parent shall have received an executed Escrow Agreement substantially in the form of EXHIBIT A hereto from the Company, the Escrow Agent and the Securityholder Agent;

     (m) the Company shall have given written notice of the Merger and any such other notice as required under the terms of the Company to the holders of the Company Stock Options and all such notice periods shall have expired;

     (n) the Company shall have given written notice of the Merger and any such other notice as required under the terms of the Company to the holders of the Company Warrants and all such notice periods shall have expired, and either all Warrants shall have been exercised prior to the Effective Time or the Company shall have obtained from any holders of unexercised Warrants a consent to terminate such unexercised Warrants;

     (o) Parent shall have received from each shareholder of the Company an executed copy of the Shareholder Agreement substantially in the form attached hereto as EXHIBIT C;

     (p) no more than 5% of Shares outstanding immediately prior to the Effective Time, including Shares underlying Company Stock Options and Warrants, shall be Dissenting Shares;

     (q) the amendment and restatement of the License and Requirements Agreement between CooperSurgical, Inc. and Parent (as described in Section 4.17 above) shall be effective in accordance with its terms; and

     (r) Parent shall have received, in form satisfactory to Parent, from the Company, evidence that all agreements, including amendments and addendums thereto, whether written or oral, pursuant to which Dave Sutton has been providing or may continue to provide consulting or other professional services to the Company have been terminated and that neither Parent, the Surviving Company nor the Company have any obligations to or commitments with Dave Sutton as of the Closing Date.

                                   ARTICLE 6

                         TERMINATION; AMENDMENT; WAIVER

     Section 6.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Company's shareholders:

     (a)  by mutual written consent of Parent, Acquisition and the Company;

     (b) by Parent and Acquisition or the Company if any one of the following occur: (i) any court of competent jurisdiction in the United States or other United States federal or state Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable, (ii) this Agreement and the transactions contemplated hereby shall not have been approved and adopted by the shareholders of the Company, or (iii) the Merger has not been consummated by December 31, 2000, PROVIDED that no party may terminate this Agreement pursuant to this clause (iii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

     (c) by the Company if any one of the following occur: (i) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition set forth in this Agreement or if any representation or warranty of Parent or Acquisition shall have become untrue such that the conditions set forth in Section 5.2(a) would be incapable of being satisfied by the Closing Date, PROVIDED that the Company has not breached any of its obligations hereunder in any material respect; or (ii) there shall have been a material breach by Parent or Acquisition of any of their respective covenants or agreements hereunder and Parent or Acquisition, as the case may be, has not cured such breach within twenty (20) business days after notice by the Company thereof, PROVIDED that the Company has not breached any of its obligations hereunder in any material respect;

     (d) by Parent and Acquisition if any one of the following occur: (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement or if any representation or warranty of the Company shall have become untrue such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by the Closing Date, PROVIDED that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect; (ii) there shall have been a material breach by the Company of its covenants or agreements hereunder, and the Company has not cured such breach within twenty (20) business days after notice by Parent or Acquisition thereof, PROVIDED that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect; (iii) if the Company Board shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Merger; (iv) if the Company shall have ceased using all reasonable efforts to call, give notice of, or convene or hold a shareholders' meeting to vote on or to solicit shareholder written consent of the Merger as promptly as practicable after the date hereof or shall have adopted a resolution not to effect any of the foregoing; (v) if the Company shall have convened a meeting of its shareholders to vote upon or attempted to obtain the written consent of its shareholders to approve the Merger and shall have failed to obtain the requisite vote or consent of its shareholders; or (vi) the Company Board shall have recommended to the shareholders a Superior Proposal.

     Section 6.2. EFFECT OF TERMINATION. Except as provided in Section 6.3, in the event of the termination and abandonment of this Agreement pursuant to
Section 6.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section
6.2 and Sections 4.10(c) and Article 8. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

     Section 6.3. FEES AND EXPENSES.

     (a)  In the event that this Agreement is terminated pursuant to:

          (i)  Section 6.1(d)(iv), Section 6.1(d)(v) or Section 6.1(d)(vi);

          (ii) Section 6.1(d)(i) or Section 6.1(d)(ii) (unless the breach or inaccuracy causing termination pursuant to either such Section was in all respects outside the direction or control of Company) and within twelve (12) months thereafter Company enters into an agreement with respect to a Third Party Acquisition or a Third Party Acquisition occurs involving any party (or any affiliate thereof) (x) with whom Company (or its agents or representatives) had negotiations with a view to a Third Party Acquisition, (y) to whom Company (or its agents or representatives) furnished information with a view to a Third Party Acquisition or (z) who had submitted a proposal or expressed an interest in a Third Party Acquisition, in the case of each of clauses (x), (y) and (z), after the date hereof and prior to such termination;

          (iii) Section 6.1(d)(iii) and the Company Board has withdrawn or materially weakened its recommendation following the receipt of an offer by a Third Party to consummate a Third Party Acquisition involving the payment of consideration to shareholders of Company with a value in excess of the Merger Consideration; then

     Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition for such damages, the Company shall pay to Parent the amount of Seven Hundred Fifty Thousand Dollars ($750,000) (the "Termination Payment") as liquidated damages immediately upon the occurrence of the event described in this Section 6.3(a) giving rise to such damages. It is specifically agreed that the amount to be paid pursuant to this Section 6.3(a) represents liquidated damages and not a penalty. The Company hereby waives any right to set-off or counterclaim against such amount. Moreover, upon the termination of this Agreement under circumstances in which the Termination Payment is payable, in addition to any other remedies that Parent or Acquisition may have as a result of such termination, the Company shall pay to Parent the amount equal to the costs, fees and expenses incurred by Parent or Acquisition on their behalf in connection with this Agreement, the Merger and the consummation of all transactions contemplated by this Agreement (including fees payable to counsel for Parent or Acquisition, investment bankers, accountants or counsel to any of the foregoing).

     (b) Except as specifically provided in Sections 6.3(a) and (b) hereof, each party shall bear its own expenses in connection with this Agreement, the Merger and the other transactions contemplated hereby and by any other documents connected with the transactions contemplated hereby; PROVIDED, HOWEVER, that, in the event that the transactions contemplated by this Agreement are consummated,
(i) Parent or Acquisition shall pay all reasonable and documented expenses incurred by the Company for financial, legal, accounting and other professional advisory services up to Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate without regard to payments to Company's broker as identified in
Section 2.9 and Section 2.24 of the Company Disclosure Schedule, and (ii) the shareholders of the Company shall pay all such fees and expenses of the Company in excess of Two Hundred Fifty Thousand Dollars ($250,000), such amount to be deducted from the Escrow Amount, if necessary.

     Section 6.4. AMENDMENT. This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the shareholders of the Company, but after any such approval no amendment shall be made that requires the approval of such shareholders under applicable law without such approval. This Agreement (including the Company Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

     Section 6.5. EXTENSION; WAIVER. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 7

                                 INDEMNIFICATION

     Section 7.1. GENERAL SURVIVAL. Subject to Section 7.3(a) below, the parties agree that, regardless of any investigation made by Parent and Acquisition, the representations, warranties, covenants and agreements (in the case of covenants and agreements, to the extent of performance or non-performance prior to the Effective Time) of the parties contained in this Agreement shall survive the execution and delivery of this Agreement for a period beginning on the date hereof and ending at 5:00 p.m., California time, eighteen (18) months following the date on which the Effective Time occurs (the "Survival Period").

     Section 7.2. INDEMNIFICATION PROVISIONS IN GENERAL.

     (a) Subject to Section 7.1 and Section 7.6, from and after the Effective Time, Parent, Acquisition and the Surviving Corporation and their respective affiliates, officers, directors, shareholders, representatives and agents (collectively, the "Parent Indemnitee(s)") shall be indemnified and held harmless by each former shareholder of the Company from and against and in respect of any and all Losses incurred by, resulting from, arising out of, relating to, imposed upon or incurred by Parent, Acquisition, the Surviving Corporation or any other Parent Indemnitee by reason of:

          (i) any inaccuracy in or breach of any of the Company's representations, warranties, covenants or agreements (to the extent of performance or non-performance prior to the Closing Date) contained in this Agreement or any of the other documents contemplated by this Agreement to which it is a party;

          (ii) any misrepresentation contained in the Company Disclosure Schedule or in any other written statement or certificate furnished to Parent, Acquisition or any other Indemnitee by or on behalf of the Company or any Company shareholder in connection with the transactions contemplated by this Agreement or any other documents contemplated hereby;

          (iii) any claim made or amounts paid in connection with the Company's disclosure contained in Section 2.24 hereof, without regard to any other disclosure contained the Company Disclosure Schedule or elsewhere; and

          (iv) any claim by a former or current director, officer, employee or consultant of the Company for compensation, bonuses or similar payments, except to the extent listed in EXHIBIT E hereto, without regard to any disclosure contained the Company Disclosure Schedule.

     (b) Subject to Section 7.1, from and after the Effective Time, each shareholder of the Company as of immediately prior to the Effective Time and their respective affiliates, officers, directors, shareholders, representatives and agents (collectively the "Company Indemnitee(s)" and together with the Parent Indemnitees the "Indemnitees") shall be indemnified and held harmless by Parent, Acquisition and the Surviving Corporation from and against and in respect of any and all Losses incurred by, resulting from, arising out of, relating to, imposed upon or incurred by any Company Indemnitee by reason of:

          (i) any inaccuracy in or breach of any of the representations, warranties, covenants or agreements (to the extent of performance or non-performance prior to the Closing Date) of Parent and Acquisition contained in this Agreement or any of the other documents contemplated by this Agreement to which it is a party; and

          (ii) any misrepresentation contained in the certificates furnished to the Company pursuant to Sections 5.2(a) and (b).

For purposes of Article 7, the term "Losses" means any and all deficiencies, judgments, settlements, demands, claims, suits, actions or causes of action, assessments, liabilities, losses, damages (whether direct, indirect, incidental or consequential), interest, fines, penalties, costs, expenses (including reasonable legal, accounting and other costs and expenses of professionals) incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification therefor, and interest on any of the foregoing from the date incurred until paid at the prime rate published from time to time by Wells Fargo Bank, net of any insurance proceeds actually received.

     (c) Any claims for indemnification hereunder must be set forth in writing, contain a reasonably detailed description of the nature of and the events or circumstances underlying the claim for indemnification hereunder and be received by the party obligated to provide indemnity (the "Indemnitor") not later than the expiration of the Survival Period or the periods set forth in Section 7.3(a) (an "Indemnification Claim").

     (d) No Parent Indemnitee shall be entitled to indemnification hereunder for any Losses arising under Sections 7.2(a)(i) and (ii) until the aggregate amount of all Losses under all claims of all Indemnitees for all such breaches and claims shall exceed Seventy-Five Thousand Dollars ($75,000) (the "Floor"), at which time only Losses incurred in excess of the Floor shall be subject to indemnification hereunder; PROVIDED, HOWEVER, that the provisions of this subsection (c) shall not apply with respect to (i) Losses arising out of fraud, willful misconduct or any breach of the representations and warranties of the Company contained in Sections 2.2, 2.12, 2.13 and 2.18, and Parent and the Surviving Corporation shall be entitled to indemnification in the event of a breach of such Sections without applicability of the Floor; and (ii) Losses arising under Sections 7.2(a)(iii) or (iv). No Company Indemnitee shall be entitled to indemnification hereunder for any Losses arising under Sections 7.2(b)(i) and (ii) until the aggregate amount or all Losses shall exceed Seventy-Five Thousand Dollars ($75,000).

     (e) The maximum aggregate liability of the Parent, Acquisition and the Surviving Corporation to the Company Indemnitees for all Indemnification Claims arising under this Agreement shall equal the aggregate Merger Consideration paid by the Parent to all shareholders of the Company.

     (f) Any indemnification payments made from the Escrow Account pursuant to this Section 7.2 shall constitute an adjustment to the dollar amount of the aggregate consideration payable by Parent to the holders of the capital stock of the Company.

     Section 7.3. MANNER OF INDEMNIFICATION.

     (a) To provide a fund against which a Parent Indemnitee may assert Indemnification Claims under this Article 7, the Escrow Amount shall be withheld and deposited into escrow for the Survival Period pursuant to the Escrow Agreement in accordance with Section 1.12. Notwithstanding anything to the contrary in this Agreement, the amount of shares of Parent Common Stock in the Escrow Amount for Losses arising under Section 7.2(a)(iii) equal to the dollar value of Three Hundred Thousand Dollars ($300,000), and Section 7.2(a)(iv) equal to the dollar value of Three Hundred Ten Thousand Dollars ($310,000) (each such amount valued at a price per share of Parent Common Stock equal to $5.375 or the 30-day Price, if applicable) shall be held by the Escrow Agent for a time period beyond the Survival Period, which time period shall expire upon the earlier to occur of (y) the full and unconditional settlement or non-appealable judicial determination of any claim that may be raised in connection with Section 7.2(a)(iii) or Section 7.2(a)(iv), and (z) the expiration of the last to expire of the statutes of limitation applicable to any claim that may be raised in connection with Section 7.2 (iii) or Section (a)(iv). The Escrow Amount so deposited, and interest and other earnings payable thereon, shall be held and distributed in accordance with the Escrow Agreement. Notwithstanding anything to the contrary in this subsection (a), the amount of shares of Parent Common Stock withdrawn from the Escrow Amount for Losses arising under Section 7.2(a)(iii) shall not exceed the dollar value of Three Hundred Thousand Dollars ($300,000) (valued at a price per share of Parent Common Stock equal to $5.375 or the 30-day Price, if applicable).

     (b)  Each Indemnification Claim shall be made only in accordance with this
Article 7 and the Escrow Agreement. Notwithstanding any other provision of this
Article 7, with respect to any matters referred to in Sections 7.2(a)(iii) and
(iv) above, Parent shall have the right to initiate, negotiate and direct the resolution of such matters but shall not settle any such matters without the consent of the Securityholder Agent (as defined below), such consent not to be unreasonably withheld, conditioned or delayed; PROVIDED, HOWEVER, that with respect to certain matters as agreed upon between Parent and the Company that may arise under Sections 7.2(a)(iii) and (iv), Parent acknowledges that the Company, or its representatives or the Securityholder Agent, shall have the right to initiate and control negotiations of such matters and approach Parent with a proposal for resolution of such matters; PROVIDED, FURTHER, HOWEVER, that the Company, its representatives or the Securityholder Agent shall regularly update Parent regarding the status of and any significant developments in the negotiations and Parent shall have sole discretion to approve a resolution or settlement of such claims and authorize a withdrawal of shares of Parent Common Stock from the Escrow Amount, which consent shall not be unreasonably withheld, which Parent may accept or reject in its sole discretion.

     Section 7.4. SECURITYHOLDER AGENT. For purposes of this Agreement, immediately and automatically upon the approval of this Agreement by the requisite vote or written consent of the Company's shareholders, and, without any further action on the part of any such shareholders, each shareholder of the Company shall be deemed to have consented to the appointment of Richard L. Sherman, as his, her or its representative (the "Securityholder Agent") and the attorney-in-fact for and on behalf of each such Company shareholder, and the taking by the Securityholder Agent of any and all actions and the making of any decisions required or permitted to be taken by him or her under this Agreement and the Escrow Agreement, including the exercise of the power to (i) execute the Escrow Agreement, (ii) authorize delivery to Parent and Acquisition of the Escrow Amount, or any portion thereof, in satisfaction of Indemnification Claims, (iii) agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to such Indemnification Claims, (iv) resolve any Indemnification Claims, and (v) take all actions necessary in the judgment of the Securityholder Agent for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement, the Registration Rights Agreement and the Escrow Agreement. Accordingly, the Securityholder Agent has unlimited authority and power to act on behalf of each Company shareholder with respect to this Agreement, the Registration Rights Agreement and the Escrow Agreement and the disposition, settlement or other handling of all Indemnification Claims, rights or obligations arising from and taken pursuant to each such agreement. The Company shareholders will be bound by all actions taken by the Securityholder Agent in connection with this Agreement the, Registration Rights Agreement and the Escrow Agreement, and Parent and Acquisition shall be entitled to rely on any action or decision of the Securityholder Agent. The Securityholder Agent will incur no liability with respect to any action taken or suffered by him in reliance upon any notice, direction, instruction, consent, statement or other document believed by him to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except his or her own willful misconduct or gross negligence. In all questions arising under this Agreement, Registration Rights Agreement or the Escrow Agreement, the Securityholder Agent may rely on the advice of counsel, and the Securityholder Agent will not be liable to anyone for anything done, omitted or suffered in good faith by the Securityholder Agent based on such advice. The Securityholder Agent will not be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to him. At any time, holders of a majority in interest of the Escrow Amount, determined at the Effective Time, may appoint a new Securityholder Agent by written consent by sending notice and a copy of the written consent appointing such new Securityholder Agent signed by holders of a majority in interest of the Escrow Amount to Parent and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Parent, Acquisition (or, if after the Effective Time, the Surviving Corporation) and the Escrow Agent.

     Section 7.5. THIRD-PARTY CLAIMS. If Parent becomes aware of a third-party claim that Parent believes, in good faith, may result in the assertion by it of an Indemnification Claim against the Escrow Amount, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the Company shareholders, shall be entitled to participate in any defense of such third party claim. The reasonable costs of the defense of any third-party action or claim incurred by the Securityholder Agent shall be paid by the Company shareholders out of the Escrow Amount. Notwithstanding the immediately preceding sentence, Parent shall conduct such defense, but shall not settle any such claim without the consent of the Securityholder Agent, such consent not to be unreasonably withheld, conditioned or delayed; PROVIDED, HOWEVER, that, if the consent of the Securityholder

Agent is so obtained, such settlement of that portion of any such claim shall alone be determinative of the amount of the Indemnification Claim and neither the Securityholder Agent nor any person who has a beneficial interest in the Escrow Amount shall have any power or authority to object under any provision of this Article 7 to the amount of any demand by Parent against the Escrow Amount with respect to such settlement.

     Section 7.6. EXCLUSIVE REMEDY. The Escrow Amount shall be the sole and exclusive remedy of the Parent Indemnitees for any indemnifiable Loss arising under this Agreement, PROVIDED, HOWEVER, that nothing in this Agreement shall be deemed a waiver by any party of (i) any right to specific performance or injunctive relief or (ii) any right or remedy, including money damages in excess of the Escrow Amount, arising by reason of any claim of fraud or willful misrepresentation with respect to this Agreement; PROVIDED, HOWEVER, that each shareholder (if such shareholder has not committed the fraud or willful misrepresentation) may be liable for money damages under this Section 7.6(ii) only to the extent of his, her or its Pro Rata Ratio of the Loss in question; and PROVIDED FURTHER, HOWEVER, that (except in the case of such shareholder's fraud or willful misrepresentation) the maximum aggregate liability of each shareholder for all indemnifiable Losses arising out of or related to this Agreement, whether pursuant to this Section 7.6 (ii) or otherwise, shall in no event exceed such shareholder's Pro Rata Ratio of the Merger Consideration. Notwithstanding the foregoing, and without waiving any rights or remedies that Parent may otherwise have, Parent covenants that (x) it shall first seek recourse for any claim of fraud or willful misrepresentation against the Escrow Amount in accordance with the provisions of the Escrow Agreement and thereafter, to the extent necessary, (y) it will use reasonable good faith efforts to pursue any remedies outside the Escrow Amount first against the person or persons it reasonably believes to have committed the fraud or willful misrepresentation, provided Parent shall have no obligation to pursue such remedies against such person or persons for more than six months after becoming aware of an Indemnification Claim arising by reason of such person or persons' fraud or willful misrepresentation, and thereafter may pursue remedies against other shareholders consistent with this Article 7.

                                   ARTICLE 8

                                  MISCELLANEOUS

     Section 8.1. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Company Disclosure Schedule) (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, HOWEVER, that Acquisition may assign any or all of its rights and obligations under this Agreement to any wholly owned subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

     Section 8.2. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

     Section 8.3. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

        If to Parent or Acquisition:       QUIDEL CORPORATION
                                           10165 McKellar Court
                                           San Diego, CA 92121
                                           Telecopier:  (619) 646-8016
                                           Attention:  Chief Executive Officer
        with a copy to:                    Gibson, Dunn & Crutcher LLP
                                           4 Park Plaza
                                           Irvine, California  92614
                                           Telecopier:  (949) 451-4220
                                           Attention:  Mark W. Shurtleff, Esq.

        If to the Company to:              LITMUS CONCEPTS, INC.
                                           2981 Copper Road
                                           Santa Clara, CA  95051
                                           Telecopier:  (408) 245-3301
                                           Attention:  President

        with a copy to:                    Wilson Sonsini Goodrich & Rosati
                                           650 Page Mill Road
                                           Palo Alto, CA  94304
                                           Telecopier:  (650) 496-4082
                                           Attention:  Mark Casillas, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     Section 8.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of conflicts of law thereof.

     Section 8.5. DESCRIPTIVE HEADINGS; SECTION REFERENCES. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All references herein to Articles, Sections, subsections, paragraphs and clauses are references to Articles, Sections, subsections, paragraphs and clauses of this Agreement unless specified otherwise.

     Section 8.6. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 8.7. CERTAIN DEFINITIONS. For the purposes of this Agreement the term:

     (a) "affiliate" means a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

     (b) "business day" means any day other than a day on which Nasdaq is closed;

     (c) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

     (d) "include" or "including" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list;

     (e) "knowledge" or "known" means, with respect to any fact, circumstance, event or other matter in question, the actual knowledge of such fact, circumstance, event or other matter, in the case of the Company, of any member of senior management or other employee and, in the case of Parent, of its executive officers. Any such individual will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (i) such individual has actual knowledge of such fact, circumstance, event or other matter, (ii) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including e-mails sent to or by such individual) in, or that have been in, such individual's possession, including personal files of such person, or (iii) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of the Company (in the case of knowledge of the Company) or Parent (in the case of knowledge of Parent) that would reasonably be expected to be reviewed by a person who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities;

     (f) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity; and

     (g) "subsidiary" or "subsidiaries" of the Company, Parent, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     Section 8.8. PERSONAL LIABILITY. Except as otherwise specifically provided herein, this Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect shareholder of the Company or Parent or Acquisition or any officer, director, employee, agent, representative or investor of any party hereto.

     Section 8.9. SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

     Section 8.10. FURTHER ASSURANCES. Each party will, at the reasonable request of any other party hereto, from time to time execute and deliver such other assignments, transfers, conveyances, and other instruments and documents and do and perform such other acts and things as may be reasonably necessary or desirable for effecting complete consummation of this Agreement and the transactions contemplated hereby.

     Section 8.11. CONSTRUCTION/INTERPRETATION. In the construction and interpretation of this Agreement, the parties acknowledge that the terms hereof reflect extensive negotiations among the parties and that this Agreement shall not be deemed, for the purpose of construction and interpretation, drafted by any of the parties hereto.

     Section 8.12. COUNTERPARTS. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be duly executed on its behalf as of the day and year first above written.

                                 LITMUS CONCEPTS, INC.


                                 By:__________________________________________
                                 Name:________________________________________
                                 Title:_______________________________________



                                 QUIDEL CORPORATION


                                 By:__________________________________________
                                 Name:________________________________________
                                 Title:_______________________________________



                                 LITMUS ACQUISITION CORPORATION


                                 By:__________________________________________
                                 Name:________________________________________
                                 Title:_______________________________________

                                    EXHIBIT A

                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (this "AGREEMENT") is entered into as of _________, 2000, by and among Quidel Corporation, a Delaware corporation ("PARENT"), Richard L. Sherman, an individual residing in the State of California acting as Securityholder Agent (the "SECURITYHOLDER AGENT"), and __________, as escrow agent (the "ESCROW AGENT").

                                    RECITALS

     WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of October 30, 2000 (the "MERGER AGREEMENT"), by and among Parent, Litmus Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("ACQUISITION"), Litmus Concepts, Inc., a California corporation (the "COMPANY"), the parties thereto have agreed to the merger of Acquisition with and into the Company, with the Company as the surviving corporation and a wholly owned subsidiary of Parent (the "MERGER"), all subject to the terms and conditions contained in the Merger Agreement (the "TRANSACTION");

     WHEREAS, under the terms of the Merger Agreement, Parent shall deposit as the Escrow Amount (as defined in the Merger Agreement) a number of shares of Parent Common Stock (as defined in the Merger Agreement) otherwise payable to each of the shareholders of the Company in an escrow account with the Escrow Agent, such Escrow Amount to be withheld and deducted from the aggregate consideration otherwise payable to the shareholders of the Company promptly after the Effective Time. The shares of Parent Common Stock so deposited will remain subject to any indemnification claims which Parent, Acquisition and the Surviving Corporation and their respective affiliates, officers, directors, shareholders, representatives and agents (the "INDEMNITEES") may have under and in accordance with Article VII of the Merger Agreement;

     WHEREAS, the Merger Agreement provides that the Escrow Agent shall hold and administer the Escrow Amount in accordance with the terms of this Agreement and the Escrow Agent is willing to act as the Escrow Agent upon the terms and subject to the conditions of this Agreement;

     WHEREAS, pursuant to the Merger Agreement, the shareholders of the Company have consented to the appointment of (without any further action on the part of Parent, the Company, the Escrow Agent or any other person) the Securityholder Agent as their attorney-in-fact, to act on their behalf with respect to all matters relating to and all claims made against the Escrow Amount, subject to the terms hereof and of the Merger Agreement;

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the obligations of Parent and Acquisition under the Merger Agreement; and

     WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. In the event of any conflict between the terms of this Agreement (other than those terms herein that affect the rights, indemnification, duties or obligations of the Escrow Agent, which shall be governed exclusively by the terms of this Agreement) and the Merger Agreement, the terms of the Merger Agreement shall prevail.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.   DELIVERY OF SHARES; INDEMNIFICATION

     (a) Promptly after the Effective Time, Parent shall deposit the Escrow Amount with the Escrow Agent, to be held in escrow and administered in accordance with the terms and conditions of this Agreement. The Escrow Amount shall consist of issued and outstanding shares of Parent to be held by the Escrow Agent in certificated form and registered in the name of the Securityholder Agent. Notwithstanding the foregoing, the Securityholder Agent, in his capacity of Securityholder Agent, shall not be deemed to be the beneficial owner of the Escrow Amount. Schedule A attached hereto lists the Pro Rata percentage of the Escrow Amount beneficially owned by each shareholder in accordance with the terms of the Merger Agreement.

     (b) Any Indemnitee may make Indemnification Claims against the Escrow Amount for any Losses in accordance with this Section 1 and Article VII of the Merger Agreement if an indemnification Claim Notice (as defined in Section 4(a) hereof) is delivered to the Securityholder Agent during the period beginning on the Effective Time and ending at 5:00 p.m., California time, on the date that is eighteen (18) months after the date on which the Effective Time occurs (the "SURVIVAL PERIOD"). Notwithstanding the foregoing, indemnification may be sought after the Survival Period for any Losses arising under Section 7.2(a)(iii) and
(iv) if an indemnification Claim Notice with respect to such Losses is delivered to the Securityholder Agent before the earlier to occur of (y) the full and unconditional settlement or non-appealable judicial determination of any claim that may be raised in connection with Section 7.2(a)(iii) or (iv), and (z) the expiration of the last to expire of the statutes of limitation applicable to any claim that may be raised in connection with the matters described in Section 7.2(a)(iii) or (iv) (in either case, as determined or resolved between the Parent and Securityholder Agent, a "FINAL RESOLUTION").

     (c) Within five (5) business days after the termination of the Survival Period, the Escrow Agent shall deliver to each such former shareholder of the Company such shareholder's pro rata amount (based on the number of Shares contributed to the Escrow by each former shareholder) of the remaining Escrow Amount held by the Escrow Agent, as specifically set forth on SCHEDULE A hereto; less that portion thereof sufficient to satisfy, on a pro rata basis, all the then pending and unsatisfied Indemnification Claims made by the Indemnitees for indemnification in accordance with Article VII of the Merger Agreement; provided, however, that (x) in the event a Final Resolution has not occurred with respect to matters described in Section 7.2(a)(iii) of the Merger Agreement, then MINUS that number of escrowed shares of Parent Common Stock, on a pro rata basis, equal to Three Hundred Thousand Dollars ($300,000) (such amount valued at a per share price of Parent Common Stock equal to $5.375 or the 30-day Price, if applicable); and (y) to the extent that a Final Resolution has not occurred with respect to any matters described in Section 7.2(a)(iv) of the Merger Agreement, then MINUS that number of escrowed shares of Parent Common Stock, on a pro rata basis, equal to the unresolved amount not to exceed Three Hundred Ten Thousand ($310,000) (such amount valued at a per share price of Parent Common Stock equal to $5.375 or the 30-day Price, if applicable). Within five (5) business days after each such Final Resolution, the Escrow Agent shall deliver to each former stockholder of the Company such shareholder's pro rata amount of the Escrow Amount that was held by the Escrow Agent pending each such Final Resolution, less the amount thereof used to satisfy Indemnification Claims in connection therewith.

     (d) Upon the final determination of any pending Indemnification Claims, that portion of the Escrow being held pending such determination shall be distributed by the Escrow Agent in accordance with the terms of the relevant Claim Notice, Claim Dispute Notice, memorandum or decision stipulated in Section 4 hereof.

     (e) For purposes of this Agreement and Article VII of the Merger Agreement, and subject to any limitations contained in such Article VII, the satisfaction of any indemnifiable Losses in accordance with Section 4 hereof shall be made by the Escrow Agent's delivery to Parent of that number of escrowed shares of Parent Common Stock calculated by dividing the dollar amount of such Losses by $5.375 or the 30-day Price, if applicable, rounded up or down to the nearest whole share. Neither the Escrow Agent nor the Securityholder Agent shall transfer any other property other than the Escrow Amount in satisfaction of any Indemnification Claim.

     (f) The Escrow Agent shall hold and dispose of the Escrow Amount in accordance with the terms and conditions of this Agreement. All obligations of the Escrow Agent hereunder shall terminate upon final delivery of the entire Escrow Amount to the appropriate party or parties in accordance with the terms of this Agreement and Article VII of the Merger Agreement. This Agreement shall terminate upon final delivery of the entire Escrow Amount in accordance with the previous sentence.

2.   ADMINISTRATION

     (a) The Escrow Agent shall accept, hold and safeguard the Escrow Amount until its obligations hereunder terminate and shall administer, hold and dispose of such shares only in accordance with the terms of this Agreement, or as instructed in a joint writing by Parent and the Securityholder Agent.

     (b) Notwithstanding the escrow of the Escrow Amount, cash dividends or other distributions declared and paid on such shares shall be paid by Parent to the Escrow Agent (for further distribution to the former shareholders of the Company based on their Pro Rata percentage); PROVIDED, HOWEVER, that any securities received by the Escrow Agent in respect of any Escrow Amount as a result of any stock split, reclassification, subdivision or combination of shares of Parent Common Stock, payment of a stock dividend or other stock distribution in or on shares of Parent Common Stock, or change of shares of Parent Common Stock into any other securities pursuant to or as part of a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation of Parent, or otherwise, shall be held by the Escrow Agent as, and shall be included within the definition of, Escrow Amount.

     (c) The Securityholder Agent shall have voting rights with respect to all shares comprising the Escrow Amount.

3.   ISSUANCE OF NEW STOCK CERTIFICATES

     When any portion of the Escrow Amount is to be released and delivered hereunder to the Parent or to the former shareholders of the Company, the Escrow Agent shall deliver certificate(s) in the name of such former shareholder evidencing the appropriate portion of the Escrow Amount to be so released and delivered.

4.   INDEMNIFICATION AND REIMBURSEMENT PROCEDURES; CLAIMS AGAINST THE ESCROW

     (a) INDEMNIFICATION CLAIM NOTICE. An Indemnitee shall give written notice (a "CLAIM NOTICE") containing a reasonably detailed description of the nature and the events or circumstances underlying any Indemnification Claim under
Article VII of the Merger Agreement, and a good faith estimate of the amount of Losses related thereto, to the Securityholder Agent not later than the expiration of the Survival Period or the date of Final Resolution, as applicable. Unless the amount of Losses (or portion thereof) described in the Indemnification Claim is contested by the Securityholder Agent within the thirty
(30) day period described in Section 4(b) hereof, the Indemnitee may recover such amount (or such uncontested portion thereof) from the Escrow Amount pro rata (based on the number of Shares contributed to the Escrow by each former stockholder). In such event, the Escrow Agent shall, subject to any such Claim Dispute Notice (as defined below), be entitled to rely on any such Claim Notice and distribute any or all of the Escrow Amount to the Indemnitee in accordance with the terms hereof, the Claim Notice and any Claim Dispute Notice, as applicable.

     (b)  CLAIM DISPUTE NOTICE

          (i) If, within thirty (30) days after the receipt by the Securityholder Agent of a Claim Notice, he contests in writing to the Indemnitee and the Escrow Agent that all or part of the Losses identified in such Claim Notice constitute Indemnification Claims or the amount thereof (the "CLAIM DISPUTE NOTICE"), then the Indemnitee and the Securityholder Agent, acting in good faith, shall attempt to reach agreement with respect to the contested portions of such Indemnification Claim. If the Indemnitee and the Securityholder Agent should so agree, a written memorandum setting forth such agreement shall be prepared and signed by the Indemnitee and the Securityholder Agent and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute Escrow Amount held in escrow in accordance with the terms hereof and thereof.

          (ii) The Securityholder Agent shall not object to any Indemnification Claim unless (i) it believes in good faith that the Indemnitee is not entitled to be indemnified with respect to all or part of the Losses specified therein or (ii) it lacks sufficient information to assess the validity or amount of the Indemnification Claim. If the Securityholder Agent objects to an Indemnification Claim on the basis that it lacks sufficient information, it shall promptly request from the Indemnitee any additional information reasonably necessary in order for it to assess such Indemnification Claim and the Indemnitee shall, to the extent the Indemnitee reasonably can, provide the additional information reasonably requested. Upon receipt of such additional information, the Securityholder Agent shall review it as soon as reasonably practicable and notify the Indemnitee and the Escrow Agent of any withdrawal or modification of the objection.

     (c) OTHER DISTRIBUTIONS. In addition to the other permitted distributions of the Escrow Amount set forth herein, the Escrow Agent shall distribute the Escrow Amount in accordance with the terms of a written memorandum signed by Parent and the Securityholder Agent or the final decision of a court of competent jurisdiction in a proceeding to which Parent and the Securityholder Agent are parties.

5.   PROVISIONS REGARDING THE ESCROW AGENT

     (a) LIABILITY OF THE ESCROW AGENT. The duties of the Escrow Agent hereunder are purely ministerial in nature. In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for any losses, claims, damages, liabilities or expenses, except for gross negligence, willful misconduct or bad faith on the part of the Escrow Agent (which for all purposes of any Section of this Agreement shall be as determined by a court of competent jurisdiction or by binding arbitration). The Escrow Agent shall be fully protected in relying on and shall not incur any liability for any action taken, suffered or omitted to be taken in reliance on any instrument, including any written statement, memorandum or affidavit provided for in this Agreement that the Escrow Agent shall believe to be genuine and provided that the Escrow Agent acted without gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction or by binding arbitration), nor will the Escrow Agent be liable or responsible for the forgeries, fraud, impersonations of others, or determining the scope of any representative authority, provided that the Escrow Agent believed that such forgeries, fraud, or impersonations were genuine and acted without gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction or by binding arbitration). In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or omitted to be taken by it in good faith in accordance with the advice of counsel; PROVIDED, HOWEVER, that the Escrow Agent exercised reasonable care in the selection of such counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement. The Escrow Agent shall have the right to perform any of its duties hereunder through agents, custodians or nominees, and the Escrow Agent shall not be liable or responsible for any misconduct or negligence on the part of any such agent, custodian or nominee absent gross negligence, willful misconduct or bad faith on the part of the Escrow Agent in the selection and continued employment thereof.

     (b) FEES AND EXPENSES. It is understood that the fees, expenses and usual charges agreed on for services of the Escrow Agent, as set forth in SCHEDULE B attached hereto, shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and shall be reimbursed for all costs, reasonable attorneys' fees and expenses occasioned by such default, delay, modification, controversy, or litigation and the Escrow Agent shall have the right to retain all documents and/or other things of value at any time held by the Escrow Agent in this escrow until such compensation, fees, costs, and expenses are paid. Parent shall be responsible for all fees and expenses of the Escrow Agent.

     (c)  CONTROVERSIES.

          (i) If any controversy arises between the parties to this Agreement, or with any other person, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and other items of value held in escrow and may wait for settlement of any such controversy by agreement by the parties as provided by Section 4 hereof. In such event, the Escrow Agent will not be liable to any person for interest or damage, except for its gross negligence or willful misconduct. The Escrow Agent is authorized to deposit with the arbitrator for such controversy all documents and other items of value held in escrow. Upon deposit of all such documents and items of value with such arbitrator, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement. Parent shall be responsible for all costs, expenses, charges, and reasonable attorneys' fees incurred by the Escrow Agent due to the arbitration action.

          (ii) In addition, in the event of any dispute between the parties to this Agreement, or between any of them and any other person, resulting in adverse claims or demands being made upon any portion of the Escrow Amount, or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, file a suit as interpleaded in a court of appropriate jurisdiction, or refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such dispute shall continue or such doubt shall exist. The Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties have been fully and finally adjudicated by a court of appropriate jurisdiction or by binding arbitration or (ii) all differences and such doubt shall have been resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified of such agreement in writing signed by all such persons. The rights of the Escrow Agent under this Section are cumulative of all other rights which it may have by law or otherwise.

     (d) INDEMNIFICATION OF THE ESCROW AGENT. Parent shall indemnify the Escrow Agent for, and hold it harmless against, any loss, liability, claim, cost, settlement, judgment, damage, fine, penalty, demand or expense, including reasonable attorneys' fees, arising out of or in connection with its execution of this Agreement or its performance of its duties under this Agreement, including the costs and expenses of defending itself against any such loss, liability, claim, cost, settlement, judgment, damage, fine, penalty, demand or expense in connection herewith, unless such loss, liability, claim, cost, settlement, judgment, damage, fine, penalty, demand or expense shall have been determined by a court of competent jurisdiction or by binding arbitration to be a result of the Escrow Agent's gross negligence or willful misconduct. Any liability of the Escrow Agent will be limited to the amount of fees and expenses paid to the Escrow Agent hereunder. The obligations of Parent under this Section 5(d) hereof shall survive termination of this Agreement and the resignation or substitution of the Escrow Agent.

     (e) RESIGNATION OF THE ESCROW AGENT. The Escrow Agent may resign at any time upon giving at least 30 days' written notice to Parent and the Securityholder Agent; PROVIDED, HOWEVER, that no such resignation shall become effective until the appointment of a successor escrow agent, which shall be accomplished as follows: Parent and the Securityholder Agent shall use their best efforts to mutually agree on a successor escrow agent within 30 days after receiving such notice. If Parent and the Securityholder Agent fail to agree on a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent, which successor escrow agent shall be reasonably acceptable to Parent and the Securityholder Agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as escrow agent. At any time, the holders of a majority in interest of the Escrow Amount (without considering any part of the Escrow Amount held of record beneficially by the Securityholder Agent), determined at the Effective Time, may appoint a new Securityholder Agent by written consent by sending notice and a copy of the written consent appointing such new Securityholder Agent signed by such holders of a majority in interest of the Escrow Amount to Parent and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Parent, Acquisition (or, if after the Effective Time, the Surviving Corporation) and the Escrow Agent, (i) the Escrow Agent shall be discharged from any further duties and liability with respect to the Escrow Amount (except as otherwise provided herein) and (ii) all references to the "Escrow Agent" shall, where applicable, be deemed to include such successor escrow agent and such successor escrow agent shall thereafter become the Escrow Agent for all purposes of this Agreement. If a successor escrow agent is not appointed within the above time frames, then the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

6.   REPRESENTATIONS AND WARRANTIES

     Each of the parties hereto represents and warrants with respect to itself only as follows: (i) that it has full power and authority to execute, deliver and perform its obligations under this Agreement; (ii) that all action on the part of such party necessary for the due authorization, execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the performance of each party's obligations hereunder has been taken; (iii) that this Agreement has been duly authorized, executed and delivered by such party; and (iv) that this Agreement is a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

7.   AMENDMENTS

     This Agreement may not be amended except by an instrument signed by Parent and the Securityholder Agent. No such amendment shall be effective to alter or enlarge the Escrow Agent's rights, duties, discretion and obligations hereunder without its prior consent.

8.   NOTICES

     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail (postage prepaid, return receipt requested) or sent by nationally-recognized overnight courier to each other party as set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (c) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (d) in the case of mailing, on the fourth business day following that on which the piece of mail containing such communication is posted:


         If to Parent or Acquisition:       Quidel Corporation
                                            10165 McKellar Court
                                            San Diego, CA 92121
                                            Telecopier: (619) 646-8016
                                            Attention:  Chief Executive Officer

                  with a copy to:           Gibson, Dunn & Crutcher LLP
                                            4 Park Plaza, Suite 1705
                                            Irvine, California  92614
                                            Telecopier: (949) 451-4220
                                            Attention:  Mark Shurtleff

         To the Securityholder Agent:       QED Technologies
                                            20 Valley Stream Parkway, Suite 265
                                            Malvern, PA 19355-1457
                                            Telecopier: (610) 695-2068
                                            Attention:  Richard L. Sherman

                  with a copy to:           The Cooper Companies
                                            6140 Stoneridge Mall Road, Suite 590
                                            Pleasanton, CA  94588
                                            Telecopier: (925) 460-3662
                                            Attention:  Carol Kaufman

                  and a copy to:            O'Sullivan Graev & Karabell, LLP
                                            30 Rockefeller Plaza, 41st Floor
                                            New York, NY 10112
                                            Telecopier: (213) 408-2420
                                            Attention:  David Karabell, Esq.


         To the Escrow Agent:               ___________________________________
                                            ___________________________________
                                            Telecopier:________________________
                                            Attention:_________________________

9.   SEVERABILITY

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

10.  ENTIRE AGREEMENT

     This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

11.  PARTIES IN INTEREST

     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for Indemnitees who are not parties hereto, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

12.  GOVERNING LAW

     This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of California. Each of the parties hereto consents to the jurisdiction of any Federal court or California or Delaware state court, and irrevocably agrees that all actions or proceedings relating to this Agreement shall be litigated in one of such courts, and each of the parties waives any objection that it may have based on improper venue or FORUM NON CONVENIENS to the conduct of any such action or proceeding in any such court and waives personal service of any and all process upon it, and consent to all such service of process made in the manner set forth in Section 8. Nothing contained in this Section 12 shall affect the right of any party to serve legal process on any other party in any other manner permitted by law. The parties hereto waive all rights to a jury trial in connection with actions arising in connection with this Agreement.

13.  HEADINGS

     The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

14.  ASSIGNMENT

     This Agreement shall not be assigned by operation of law or otherwise, without the prior written consent of the other parties; PROVIDED, HOWEVER, that Parent may assign all or any of its rights and obligations hereunder to any of its existing or future successors or wholly owned subsidiaries without the consent of any other party hereto, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

15.  SPECIFIC PERFORMANCE

     Each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties hereto will be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they might be entitled at law or in equity.

16.  FURTHER ASSURANCES

     Each party will, at the reasonable request of any other party hereto, from time to time execute and deliver such other assignments, transfers, conveyances, and other instruments and documents and do and perform such other acts and things as may be reasonably necessary or desirable for effecting complete consummation of this Agreement and the transactions contemplated hereby.

17.  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.



                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                         QUIDEL CORPORATION



                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________



                                         SECURITYHOLDER AGENT:



                                         __________________________________
                                         Name:  Richard L. Sherman



                                         ESCROW AGENT:


                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________

                                   SCHEDULE A
                              PRO RATA PERCENTAGES

                                   SCHEDULE B
                          SCHEDULE OF ESCROW AGENT FEES

================================================================================

                                    EXHIBIT B

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "AGREEMENT") is entered into as of ______, 2000 by and among Quidel Corporation, a Delaware corporation (the "PARENT"), and Richard L. Sherman, as the Securityholder Agent (the "SECURITYHOLDER AGENT") of the persons whose names and addresses are set forth in SCHEDULE 1 attached hereto (each an "INVESTOR" and together the "INVESTORS"), for the express benefit of such Investors.

                                    RECITALS

     WHEREAS, the Investors were each holders of shares of the capital stock of Litmus Concepts, Inc., a California corporation ("COMPANY");

     WHEREAS, pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of October 30, 2000 (the "MERGER AGREEMENT"), at the Effective Time (as defined in the Merger Agreement) the Investors each became, or upon exercise of warrants or stock options will become, holders of shares of the common stock, par value $0.001 per share, of the Parent ("COMMON STOCK"); and

     WHEREAS, in connection with entering into the Merger Agreement, the Parent agreed to grant the Investors certain registration rights with respect to the shares of Common Stock issued to the Investors at the Effective Time (as defined in the Merger Agreement) pursuant to the Merger Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   DEFINITIONS

     The following terms, as used herein, shall have the following meanings:

     "COMMISSION" means the Securities and Exchange Commission.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as they each may, from time to time, be in effect.

     "MERGER" means the merger of Company with a wholly-owned subsidiary of the Parent that is contemplated by the Merger Agreement.

     "MERGER SHARES" means the aggregate number of shares of Common Stock received by the Investors in the Merger pursuant to the Merger Agreement in exchange for the shares of Company capital stock (allocated among them on a pro rata basis, based on the number of shares of capital stock held by each) that were outstanding immediately before or at the Effective Time.

     "MERGER EFFECTIVE DATE" means the date on which the Effective Time has occurred.

     "RIGHTS HOLDERS" means the Investors during such time as they hold Registrable Shares, and any persons or entities to whom the rights granted under this Agreement are transferred in accordance with Section 12 hereof.

     "REGISTRABLE SHARES" means the Merger Shares (other than those deposited as the Escrow Amount, as defined in the Merger Agreement) and any other securities issued in respect of such Merger Shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events), which securities shall be the same type of Registrable Shares as the shares from which they were issuable;

PROVIDED, HOWEVER, that shares which are Registrable Shares shall cease to be Registrable Shares:

          (i) upon any sale or other transfer of such shares pursuant to a Registration Statement or Rule 144 under the Securities Act (or any similar provision then in force); or

          (ii) if such shares are capable of being distributed pursuant to Rule 144(k) under the Securities Act and the Parent removes all restrictive legends on and stop transfer instructions with respect to such shares; or

          (iii) upon any sale or transfer to a person or entity to which, pursuant to Section 13 of this Agreement, the rights provided by this Agreement are not transferable.

     "REGISTRATION STATEMENT" means a registration statement filed by the Parent with the Commission for a public offering and sale of Common Stock (other than a registration statement covering only securities proposed to be issued in exchange for securities or assets of another person or entity or in connection with an employee benefit plan).

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as they each may, from time to time, be in effect.

2.   REGISTRATION RIGHTS

     2.01 Within thirty (30) days after the Merger Effective Date, the Parent will have filed a registration statement under the Securities Act on Form S-3 (or any successor form or other form that the Parent is eligible to use that may be used to effect such registration) covering all of the Registrable Shares. If the holders intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Parent. In the event such registration is underwritten, the right of other Rights Holders to participate shall be conditional on such Rights Holders' participation in such underwriting.

     2.02 Except as hereinafter set forth in Section 3.04, the Parent shall not be required to effect more than one (1) registration pursuant to Section 2.01 above; PROVIDED, HOWEVER, that no registration statement filed pursuant to
Section 2.01 shall count as a registration statement that satisfies the Parent's registration obligations and such obligations shall continue in full force and effect, if (i) the Registration Statement is not declared effective by the Commission within sixty

(60) days after the date it was originally filed with the Commission, or (ii) the Parent fails to maintain the effectiveness of the Registration Statement for the Applicable Registration Period.

     2.03 If a required registration pursuant to Section 2.01 above is an underwritten offering, the Parent may select a managing underwriter to administer the offering as long as such underwriter is of recognized standing.

3.   REGISTRATION PROCEDURES

     3.01 In order to comply with its obligations pursuant to the provisions of this Agreement to use its best efforts to effect the registration under the Securities Act of any of the Registrable Shares, the Parent shall, subject to the specific terms hereof:

          (a) as expeditiously as practical prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible thereafter;

          (b) as expeditiously as practicable prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby and one (1) year after the effective date of the Registration Statement (each, an "APPLICABLE REGISTRATION PERIOD");

          (c) as expeditiously as practicable furnish to each selling Rights Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the selling Rights Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Rights Holder; and

          (d) as expeditiously as practicable use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Rights Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Rights Holders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Rights Holder; PROVIDED, HOWEVER, that the Parent shall not be required in connection with this Section 3.01(d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

     3.02 If the Parent has delivered preliminary or final prospectuses to the selling Rights Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Parent shall promptly notify the selling Rights Holders and, if requested, the selling Rights Holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Parent. The Parent shall promptly, but, in any such event, by no later than the 30th day following the request by the Parent that the Rights Holders cease their sales of shares, provide the selling Rights Holders with revised prospectuses and, following receipt of the revised prospectuses, the selling Rights Holders shall be free to resume making offers of the Registrable Shares. In such event, however, at the time the Rights Holders are permitted to resume making such offers the Applicable Registration Period shall be extended for a number of days equal to the period during which the Rights Holders were required to cease selling their Registrable Shares pursuant to this Section 3.02.

     3.03 Following the effectiveness of a Registration Statement (and the making of any required filings with any state securities commissions), the Parent may direct the selling Rights Holders to suspend sales of the Registrable Securities, as provided herein, if any one or more of the following events (a "SUSPENSION EVENT") occurs:

          (a) an underwritten primary offering by the Parent where the Parent is advised by the underwriters for such offering that sale of Registrable Shares under the Registration Statement would have a material adverse effect on the primary offering (a "PUBLIC OFFERING SUSPENSION EVENT"); or

          (b) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event (a "MATERIAL EVENT SUSPENSION"):

          (i) that would require additional disclosure of material information by the Parent in the Registration Statement (or such filings) the absence of which would make the Registration Statement materially misleading; and

          (ii) as to which the Parent has a bona fide business purpose for preserving confidentiality; or

          (iii) which renders the Parent unable to comply with Commission requirements;

in each case under circumstances that would make it impractical or inadvisable
(i) to take any action with respect to the Registration Statement (or such filings), the effectiveness or continued effectiveness thereof, or (ii) to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; PROVIDED, HOWEVER, that:

          (x) in the case of any Public Offering Suspension Event, the Parent shall use its best efforts to cause to be registered in and sold (provided that Investors have no obligation to sell) without Cutback, pursuant to the underwritten registration statement for such public offering, the Registrable Shares that were subject to the Suspension Event;

          (y) in the case of any Public Offering Suspension Event, the period of suspension shall commence up to thirty (30) days prior to a reasonably anticipated effective date of a registration statement and terminate up to ninety (90) days after such effective date if requested by the Parent's underwriters; and

          (z) in the case of a Material Event Suspension under subsection (ii), the duration of the suspension shall terminate on the earlier of the public announcement of such Suspension Event and the expiration of thirty (30) days from the commencement of the suspension and, in the case of a Material Event Suspension under subsections (i) or (iii), the

Parent shall use its best efforts to cause the duration of the suspension to terminate as soon as reasonably practicable.

     If, despite the exercise of its best efforts, the Parent is not able to include all of such Registrable Shares in such registered public offering so that all of such Registrable Shares have not been registered without Suspension for an aggregate period of at least thirty (30) days, as contemplated by clause
(x) above, or in case of any Material Event Suspension, then, at the election of the holders of a majority of the Registrable Shares included in the Suspended Registration Statement, (A) the duration of the Applicable Time Period of the Suspended Registration Statement shall be extended for a period of time equal to the duration of the suspension or (B) such Rights Holders shall terminate their participation in the suspended Registration Statement, in which case that Registration Statement shall not count as a Registration Statement for purposes of Section 2 of this Agreement, such Holders shall not be responsible for paying or reimbursing the Parent for any of the Registration Expenses incurred with respect to such Suspended Registration and the respective time periods within which the Registrable Holders may exercise their registration rights under
Section 2.01 shall be extended for a period of time equal to the period of the suspension resulting from the Suspension Event.

     3.04 In the case of a Suspension Event, the Parent shall give written notice (a "SUSPENSION NOTICE") to the selling Rights Holders to suspend sales of the Registrable Shares so that the Parent may correct or update the Registration Statement (or such filings); PROVIDED, HOWEVER, that such suspension shall continue no longer than the applicable period of time set forth in Section 3.03 above. The selling Rights Holders agree that they will not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time during the period from the date they received a Suspension Notice from the Parent to such date as of which the Suspension Period shall expire as provided in clauses (y) and (z) of Section 3.03 above. If so directed by the Parent, selling Rights Holders will deliver to the Parent all copies of the prospectus covering the Registrable Shares held by them at the time of receipt of the Suspension Notice. The selling Rights Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further written notice to such effect (an "END OF SUSPENSION NOTICE") from the Parent, which End of Suspension Notice shall be accompanied by copies of the supplemented or amended prospectus necessary to resume such sales; PROVIDED, HOWEVER, that such End of Suspension Notice shall be delivered, in the case of a Public Offering Suspension Event, on the earlier to occur of the consummation of the public offering and the date set forth in clause (y) of
Section 3.03 above, and in the case of a Material Event Suspension, at the applicable date set forth in clause (z) of Section 3.03.

4.   ALLOCATION OF EXPENSES

     The Parent will pay all Registration Expenses of any registration under this Agreement; PROVIDED, HOWEVER, that, except as otherwise provided in Section 3.03, if a registration is withdrawn at the request of the Rights Holders requesting such registration (other than as a result of information concerning the business or financial condition of the Parent which is made known to the Rights Holders after the date on which such registration was requested or withdrawn as a result of a Suspension Event), and if the requesting Rights Holders elect not to have such registration counted as a registration requested under Section 2, the requesting Rights Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section 4, the term "REGISTRATION Expenses" shall mean all expenses incurred by the Parent in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Parent and the reasonable fees and expenses of one counsel selected by the selling Rights Holders to represent the selling Rights Holders, state Blue Sky fees and expenses, and the expense of any special audits incidental to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of any selling Rights Holder's own counsel, or other out-of-pocket expenses of the Rights Holders or their agents (other than the counsel selected to represent all selling Rights Holders).

5.   INDEMNIFICATION AND CONTRIBUTION

     5.01 In the event of any registration under the Securities Act of any Registrable Shares pursuant to this Agreement, the Parent will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Parent will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as and when incurred by them; PROVIDED, HOWEVER, that the Parent will not be liable to such seller, underwriter or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Parent, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof; PROVIDED, FURTHER, HOWEVER, that the foregoing indemnity agreement with respect to any registration statement or prospectus relating to the Registrable Securities shall not inure to the benefit of any seller in such offering, its officers, directors or agents, or controlling persons if:

          (a) a copy of a prospectus (as then amended or supplemented if the Parent shall have furnished any amendments or supplements thereto) for such offering was not sent or given by or on behalf of such selling shareholder to the person ("ASSERTING PERSON") asserting any losses, claims, damages or liabilities as a result of an untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Parent shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and if such prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities; or

          (b) such selling shareholder sold Registrable Securities to the Asserting Person during the period between the receipt of a Suspension Notice and the date of a End of Suspension Notice.

     5.02 In the event of any registration under the Securities Act of any of the Registrable Shares pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Parent, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Parent or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Parent, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Parent by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligations of such Rights Holders hereunder shall be limited to an amount equal to the net proceeds to such Rights Holder of Registrable Shares sold in connection with such registration. The terms of any underwriting agreement entered into by the Parent to effect a registration of the Registrable Securities shall require the underwriter to indemnify and hold harmless the Parent, its officers, directors, controlling persons and agents and each selling Rights Holder on substantially the same basis as that of the indemnification of the Parent by each selling holder or each selling holder by the Parent as applicable, as provided in this Section 5.

     5.03 Each party entitled to indemnification under this Section 5 ("INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification ("INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, HOWEVER, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5 (except to the extent such failure to give notice has resulted in increased losses, damages or liabilities for the Indemnifying Party). The Indemnified Party may participate in such defense at such party's expense and the Indemnified Party and not the Indemnifying Party shall bear or be responsible for the expenses thereof, unless:

          (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, or

          (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

     5.04 In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either:

          (a) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case; or

          (b) contribution under the Securities Act may be required on the part of any such selling Rights Holder or any such controlling person in circumstances for which indemnification is provided under this Section 5;

then, in each such case, the Parent and such Rights Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; PROVIDED, HOWEVER, that, in any such case:

          (i) no such holder will be required to contribute any amount in excess of the net proceeds to it of all Registrable Shares sold by it pursuant to such Registration Statement; and

          (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

6.   INDEMNIFICATION WITH RESPECT TO UNDERWRITTEN OFFERING

     In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering, the Parent agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including, without limitation, customary provisions with respect to indemnification by the Parent of the underwriters of such offering.

7.   INFORMATION BY RIGHTS HOLDER

     Each Rights Holder including Registrable Shares in any registration shall furnish to the Parent such information regarding such Rights Holder and the distribution of such Right Holder's Registrable Shares proposed by such Rights Holder as the Parent may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

8.   NO LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS

     Nothing contained in this Agreement shall prohibit the Parent from granting to any holder or prospective holder of any securities of the Parent registration rights which would allow such holder or prospective holder to include securities of the Parent in any Registration Statement filed by the Parent.

9.   RULE 144 REQUIREMENTS

     The Parent agrees to:

          (a) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Parent;

          (b) use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Parent under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c)  furnish to any holder of Registrable Shares upon request:

          (i) a written statement by the Parent as to its compliance with the requirements of Rule 144(c) under the Securities Act, and the reporting, requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

          (ii) a copy of the most recent annual or quarterly report of the Parent; and

          (iii) such other reports and documents of the Parent as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

10.  MERGERS, ETC.

     The Parent shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Parent shall not be the surviving corporation or in which, although it is the surviving corporation, it becomes a subsidiary of another corporation or entity (a "PARENT ENTITY"), unless the proposed surviving corporation or Parent Entity, as the case may be, shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Parent under this Agreement; and for such purpose, references hereunder to "Registrable Shares" shall be deemed to be references to the securities which the Rights Holders would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization; PROVIDED, HOWEVER, that the provisions of this Section 10 shall not apply in the event of any merger, consolidation or reorganization in which the Parent is not the surviving corporation and does not become a subsidiary of a Parent Entity, if all stockholders are entitled to receive in exchange for their Registrable Shares consideration consisting solely of:

          (a)  cash; or

          (b) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act.

11.  TERMINATION

     All of the Parent's obligations to register Registrable Shares under this Agreement shall terminate upon the last to occur of (i) the sale of all Registrable Shares by the Holders thereof pursuant to this Agreement, or (ii) the earliest date as of which all Registrable Shares have ceased being Registrable Shares.

12.  TRANSFERS OF RIGHTS

     This Agreement, and the rights and obligations of each Rights Holder hereunder, may only be assigned (including assignment by law) by such Rights Holder to:

          (a) any partner or retired partner (or substantial equivalent) of the Rights Holder, if the Rights Holder is a partnership or limited liability company;

          (b) any family member or trust for the benefit of the Rights Holder, if the Rights Holder is an individual; and

          (c) any entity controlled by, controlling or under common control with the Rights Holder;

PROVIDED that the transferee provides written notice of such assignment to the Parent and agrees in writing to be bound by the terms and conditions hereof.

13.  OTHER PUBLIC OFFERINGS

     This Agreement is not intended to and shall not preclude the Parent from listing its Common Stock on any reputable non-United States exchange.

14.  NOTICES

     All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first-class certified or registered mail, return receipt requested, postage prepaid:

          (a) if to the Parent, to Quidel Corporation, 10165 McKellar Court, San Diego, CA 92121, Attention: Chief Executive Officer, or to such other address or addresses as may from time to time be furnished in writing by the Parent to the Rights Holders, with a copy to Mark Shurtleff, Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Suite 1705, Irvine, California 92614; or

          (b) if to an Investor, to its address set forth on SCHEDULE 1 attached hereto, or to such other address or addresses as may from time to time be furnished to the Parent in writing by such Investor.

     Notices provided in accordance with this Section 14 shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

15.  ENTIRE AGREEMENT

     This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

16.  AMENDMENTS AND WAIVERS

     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parent and the holders of a majority of the Registrable Shares; PROVIDED, HOWEVER, that this Agreement may be amended with the consent of the holders of less than all but at least a majority of the Registrable Shares only in a manner which affects the rights of all Registrable Shares in the same fashion. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

17.  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same instrument.

18.  SEVERABILITY

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

19.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without reference to conflict of laws principles thereof.

20.  SECTION HEADINGS

     The heading of each Section, Subsection or other subdivision of this Agreement is for reference purposes only and shall not limit or control the meaning thereof.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                    COMPANY:

                                    QUIDEL CORPORATION.


                                    By:
                                       ----------------------------------------
                                    Name:
                                        ---------------------------------------
                                    Title:
                                          -------------------------------------



                                    SECURITYHOLDER AGENT:




                                    -------------------------------------------
                                    Name:    Richard L. Sherman

                                    EXHIBIT C

                         FORM OF SHAREHOLDERS' AGREEMENT

                             SHAREHOLDERS AGREEMENT

     THIS SHAREHOLDERS AGREEMENT (this "AGREEMENT") is entered into as of ______, 2000, between Quidel Corporation, a Delaware corporation ("PARENT"), and the undersigned shareholder ("SHAREHOLDER") of Litmus Concepts, Inc., a California corporation ("COMPANY").

                                    RECITALS

     WHEREAS, concurrently with the execution of this Agreement, Parent, Company and Litmus Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("ACQUISITION"), have entered into an Agreement and Plan of Merger dated as of October 30, 2000 (the "MERGER AGREEMENT"), which provides for the merger (the "MERGER") of Acquisition with and into Company and the conversion of each outstanding share of Company's capital stock into shares of common stock, par value $0.001 per share, of Parent (the "COMMON STOCK");

     WHEREAS, in the Merger, outstanding shares of Company capital stock, including any such shares owned by Shareholder, will be converted into the right to receive Common Stock subject to the terms of, and as set forth in, the Merger Agreement;

     WHEREAS, the Common Stock to be received by Shareholder in the Merger will not have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance upon the exemption from registration contained in
Section 4(2) of the Securities Act or Regulation D promulgated thereunder;

     WHEREAS, pursuant to the terms of the Registration Rights Agreement entered into at the closing of the Merger between Parent and Richard L. Sherman as the Securityholder Agent for the Shareholder and the other shareholders of Company (the "REGISTRATION RIGHTS AGREEMENT"), after the Merger Effective Date (as defined in the Merger Agreement), Parent will prepare and file with respect to the Common Stock a registration statement on Form S-3 (the "REGISTRATION STATEMENT") under the Securities Act to permit Shareholder to sell the Common Stock registered for sale under the Registration Statement; and

     WHEREAS, in order to induce Parent to enter into the Merger Agreement and the Registration Rights Agreement and to file such Registration Statement and to maintain the effectiveness of the Registration Statement for the period of time set forth in the Registration Rights Agreement, Shareholder is willing to agree to be bound by certain procedural requirements with respect to sales of the Common Stock pursuant to the Registration Statement and to execute and deliver this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

     1. ACKNOWLEDGMENTS BY SHAREHOLDER. Shareholder acknowledges and understands that the representations, warranties and covenants by Shareholder set forth herein shall be relied upon by Parent, Company, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by such persons if Shareholder's representations, warranties or covenants are breached. Shareholder has carefully read this Agreement, the Merger Agreement (including the Escrow Agreement attached thereto as EXHIBIT B) and the Registration Rights Agreement and has discussed the requirements of this Agreement with Shareholder's professional advisors to the extent Shareholder has deemed necessary.

     2. SHAREHOLDER'S REPRESENTATIONS. Shareholder represents, warrants and covenants that:

          (a) SHARE OWNERSHIP. Shareholder has good and valid title to, and sole record and beneficial ownership of, the shares of Company capital stock, including any Company options and Company warrants to purchase Company capital stock, listed on the signature page hereof, free and clear of any claims, liens, pledges, options, security interests, trusts, encumbrances or other rights or interests of any person or entity and the Shareholder has the absolute and unrestricted right, power and authority and capacity to enter into this Agreement.

          (b) ACQUIRE SOLELY FOR OWN ACCOUNT. The Common Stock to be received by Shareholder in the Merger will be acquired for investment for Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, other than pursuant to the Registration Statement. Shareholder does not presently have any contract, understanding, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third party with respect to any of the Shares.

          (c) RESTRICTED SECURITIES. Shareholder understands that the Common Stock will be "restricted securities" under applicable federal and state securities laws. Accordingly Shareholder will not make any sale, transfer, or other disposition of Common Stock unless (i) such sale, transfer, or other disposition is within the applicable limitations of and in compliance with Rule 144 promulgated by the Securities and Exchange Commission (the "COMMISSION") under the Securities Act, or (ii) some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer or other disposition of Common Stock, or (iii) such distribution of Common Stock has been registered under the Securities Act. Except for the sale of the Common Stock under the Registration Statement to be filed by Parent pursuant to Section
2.01 of the Registration Rights Agreement and subject to the provisions of
Section 5 hereof, Shareholder has no present intention to sell or otherwise dispose of the Common Stock and is acquiring such Common Stock for investment and not with a view to resale or distribution.

          (d)  INFORMATION CONCERNING PARENT AND COMPANY.

               (i) Shareholder, either alone or together with his or her purchaser representative (the "PURCHASER REPRESENTATIVE"), has had the opportunity to ask questions of, and obtain any additional information reasonably available to Parent and Company with respect to their respective plans, results of operations, financial conditions, businesses, properties, assets or business prospects, and Shareholder, either alone or together with the Purchaser Representative, has received all such information as Shareholder or the Purchaser Representative deems necessary and appropriate to enable Shareholder, either alone or together with the Purchaser Representative, to evaluate the risks and merits of the Merger and the Common Stock.

               (ii) If Shareholder has retained a Purchaser Representative, Shareholder has been informed in writing by the Purchaser Representative of any material relationship between the Purchaser Representative and its affiliates and Parent and its affiliates that currently exists, that is understood to be contemplated or has existed at any time during the previous two years, and any compensation received or to be received as a result of such relationship, and has, to the extent necessary to evaluate the risks and merits of the Merger, relied upon the advice of the Purchaser Representative in connection with the Merger;

               (iii) Shareholder acknowledges he or she has previously received
(A) a copy of the Merger Agreement and exhibits thereto, (B) a copy of the Registration Rights Agreement, (C) a copy of Parent's Annual Report on Form 10-K for the year ended December 31, 1999, (D) a copy of Parent's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (E) a copy of Parent's Definitive Proxy Statement for its Annual Meeting of Shareholders held on May 24, 2000.

          (e) ECONOMIC RISK. Shareholder, either alone or together with the Purchaser Representative, can look after Shareholder's financial interests in connection with the Merger; has such knowledge and experience in financial or business matters as to be able to evaluate the merits and risks of the Merger; and is able to acquire the Common Stock without impairing Shareholder's financial condition, to hold the Common Stock for an indefinite period of time and to suffer a complete loss on Shareholder's investment. Shareholder has not been organized solely for the purpose of acquiring the Common Stock.

     3.   RESTRICTIONS ON AND PROCEDURE FOR SALES.

          (a) LEGEND. Shareholder understands that all certificates representing Common Stock deliverable to Shareholder pursuant to the Merger shall, until the occurrence of one of the events referred to below, bear a legend substantially as follows:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED."

     Parent, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Common Stock which are required to bear such legend. Such foregoing legend shall be removed in connection with the sale of any stock at a time that the Registration Statement is effective or in connection with any sale in compliance with Rule 144 or upon receipt by the Parent of an opinion of counsel reasonably satisfactory to the Parent that sales of shares are no longer restricted under the Securities Act.

     4. INFORMATION FOR USE IN REGISTRATION STATEMENT. Shareholder represents, warrants and covenants to Parent to provide such additional information as shall be reasonably requested by Parent to enable Parent to prepare any Registration Statement to be filed and that the information so provided is and will be true, accurate and complete in all material respects.

Shareholder understands that such information will be provided to Parent specifically for use in, or in connection with, the Registration Statement and the prospectus contained therein, and has executed this Agreement with such knowledge.

     5. ADDITIONAL PROVISIONS REGARDING INDEMNIFICATION. Shareholder and Parent approve and agree to be bound by all provisions of Section 1.12 and
Article VII of the Merger Agreement, the Escrow Agreement attached as EXHIBIT A to the Merger Agreement and all provisions of Article 5 of the Registration Rights Agreement. Without limiting the generality of the foregoing, Shareholder consents and agrees to the appointment of the Securityholder Agent pursuant to
Article VII of the Merger Agreement and to the indemnification obligations provided for in Section 7.2(a) of the Merger Agreement and in Section 5.02 of the Registration Rights Agreement. In addition, Shareholder hereby agrees to waive any rights that Shareholder may have to seek indemnification from Company arising solely out of any indemnification claim made by Parent or its affiliates against Shareholder pursuant to this Agreement, the Merger Agreement, the Registration Rights Agreement or the Escrow Agreement. Shareholder has not transferred and will not transfer shares of Company common stock solely for the purpose of avoiding or mitigating indemnity obligations.

     6. CONFIDENTIALITY. Until Parent has publicly announced the Merger or such other shorter time as requested by Parent, Shareholder agrees to at all times keep confidential and not divulge, furnish or make accessible to anyone any information regarding or relating to the signing of the Merger Agreement or the Closing of the Merger.

     7.   MISCELLANEOUS.

          (a) This Agreement and documents referenced herein constitute the entire agreement between the parties pertaining to the subject matter hereof. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          (b) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (c) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          (d) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California (without regard to the principles of conflict of laws thereof).

          (e) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

     Executed as of the date shown on the first page of this Shareholders Agreement.

                                   QUIDEL CORPORATION

                                   By:      _____________________________
                                   Name:    _____________________________
                                   Title:   _____________________________



                                   SHAREHOLDER

                                   By:  _________________________________

                                   Name of Shareholder:  ________________

                                   Name of Signatory (ifdifferent from
                                   name of Shareholder):_________________


                                   Title of Signatory
                                   (if applicable):  ____________________



NUMBER OF SHARES BENEFICIALLY OWNED BY SHAREHOLDER:

COMMON STOCK                                      _________________

SHARES OF COMMON STOCK ISSUABLE UPON
EXERCISE OF COMPANY WARRANTS                      _________________

SHARES OF COMMON STOCK ISSUABLE UPON
EXERCISE OF COMPANY OPTIONS                       _________________

SERIES A PREFERRED STOCK                          _________________

SERIES B PREFERRED STOCK                          _________________

SERIES C PREFERRED STOCK                          _________________

SERIES D PREFERRED STOCK                          _________________

SERIES E PREFERRED STOCK                          _________________

                                    EXHIBIT D

                            SEVERANCE/BONUS PACKAGES


RETENTION BONUS AND SEVERANCE GUIDELINES

Any key employees will receive a bonus equal to 2-times each employee's monthly salary on the anniversary date of the Closing of the Merger. This is in addition to performance bonus that will be awarded to all Parent employees.

Any transitional employees will receive a bonus equal to 1-times each employee's monthly salary at the end of the transitional period. Transitional periods will be 6 months in most cases.

Employees whose position is eliminated in the first 60 days after the Closing of the Merger and who have been employed by the Company for less than 1 year will receive 2 weeks severance pay. Employees whose position is eliminated in the first 60 days after the closing of the merger and who have been employed by the Company for 1 year or longer will receive severance pay equal to 2 weeks salary plus an additional 1 week salary equivalent for each year of employment.

Current hypotheses as to the identification of key employees, transitional employees, and positions to be eliminated are based on the understanding of processes, positions, and employee skills gained in the due diligence process. Interviews will be conducted directly with the employees upon signing of this Agreement to confirm these hypotheses. Skill sets of the employees whose positions will be eliminated within 60 days after Closing of the Merger will be reviewed for fit with Parent open positions in locations other than Santa Clara. Outplacement assistance will be provided for employees whose positions are terminated.

                                    EXHIBIT E

                          COMPENSATION-RELATED PAYMENTS


BONUS EARNED UNDER JULY 22, 1999 BONUS MEMORANDUM:

1.   Paul Lawrence

          -    Total                   $ 27,000

2.   Marian Buccafurni

          -    Total                   $ 15,000

DEFERRED COMPENSATION UP TO A MAXIMUM OF $245,000 IN THE AGGREGATE FOR:

1.   Bill Leiva
2.   Paul Lawrence
3.   Marian Buccafurni

INTELLECTUAL PROPERTY BONUSES:

1.   Richard Stallsmith - allowance of QCard(R)trademark ($2,500)
2.   Paul Lawrence - allowance of additional pH and Amines patent ($2,500)

                                    EXHIBIT F

                              LIST OF SHAREHOLDERS

Paul Lawrence
Marian Buccafurni
John A. O'Malley
Beacon Fiduciary Advisors, Inc.
Gordon Wong
Capital Properties. Ltd.
Roland Lampert
Gus Blass, II
Gus Blass, III Keough Acct
Allen Misher
William Chan
The Cooper Companies (which includes its affiliates and subsidiaries)



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                                    EXHIBIT G

                            FORM OF LOCK-UP AGREEMENT

                                LOCK-UP AGREEMENT

                                                             [_______ ___], 2000



QUIDEL CORPORATION
10165 McKellar Court
San Diego, CA 92121

          Re: PROPOSED ISSUANCE OF QUIDEL CORPORATION COMMON STOCK IN MERGER WITH LITMUS CONCEPTS, INC.

Ladies and Gentlemen:

     This agreement relates to the issuance of shares of common stock, par value $.001 per share (the "Common Stock"), of Quidel Corporation, a Delaware corporation (the "Parent"), at the effective time of the proposed merger (the "Merger") of Litmus Acquisition Corporation, a Delaware corporation ("Acquisition") and a wholly-owned subsidiary of Parent, with and into Litmus Concepts, Inc., a California corporation ("Company"). In connection therewith, the Parent, Company and Acquisition have entered into that certain Agreement and Plan of Merger, dated as of October 30, 2000 (the "Merger Agreement").

     The Merger Agreement provides that it is a condition to the obligations of Parent and Acquisition to consummate the Merger that certain Company shareholders execute and deliver this agreement. In consideration of, and as an essential inducement for, the Parent and Acquisition entering into the Merger Agreement and consummating the Merger, the undersigned hereby irrevocably confirms, covenants and agrees for the benefit of Company, the Parent and Acquisition as follows:

          (i) The undersigned will not (and will not permit any other person who holds of record any of the undersigned's Parent Common Stock), directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of or otherwise dispose of any Common Stock received by him in the Merger during the period beginning from the date of this agreement and continuing to and including the date that is one-hundred and eighty (180) days after the date on which the Effective Time occurs (the "Effective Date"), other than as a BONA FIDE gift or gifts or transfers to family trusts (provided the donee or donees thereof agree in writing to be bound by this agreement), without the prior written consent of the Parent;

          (ii) All consents, approvals, authorizations and orders necessary for the execution and delivery by the undersigned of this agreement have been obtained; the undersigned has full right, power and authority to enter into this agreement; and this agreement has been duly executed and delivered by the undersigned and constitutes a valid and legally binding obligation of the undersigned enforceable in accordance with its terms; and



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          (iii) The compliance by the undersigned with all of the provisions of this agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the undersigned is a party or by which the undersigned is bound or to which any of the property or assets of the undersigned is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of the undersigned, if the undersigned is a corporation, the partnership agreement of the undersigned, if the undersigned is a partnership, or any other organizational documents of the undersigned, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the undersigned or the property of the undersigned.

     This agreement shall be governed by and construed in accordance with the laws of the State of California.


                                          Very truly yours,

                                          [NAME]


                                          By:
                                             ----------------------------------
                                          Name (Print):
                                                     --------------------------
                                          Title:
                                               --------------------------------



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                                    EXHIBIT H

                               CONVERSION FORMULAS


CONVERSION FORMULAS FOR SECTION 1.8(a):

(i) Series A: $795,320 (80% of liquidation value) divided by $5.375 or the 30-day Price, if applicable, divided by 497,000

(ii) Series B: $600,000 (80% of liquidation value) divided by $5.375 or the 30-day Price, if applicable, divided by 150,000

(iii) Series C: $800,000 (80% of liquidation value) divided by $5.375 or the 30-day Price, if applicable, divided by 200,000

(iv) Series D: $1,598,400 (80% of liquidation value) divided by $5.375 or the 30-day Price, if applicable, divided by 249,750

(v) Series E: $8,000,008 (80% of liquidation value) divided by $5.375 or the 30-day Price, if applicable, divided by 418,218

(vi) Common Stock (including exercised options and warrants): (v) 3,250,000 minus (w) the total number of shares of Parent Common Stock issued under (i)-(v) above, minus (x) the Share Value, multiplied by the Dissenting Shares, divided by $5.375 or the 30-day Price, if applicable, minus (y) shares issued under
Section 1.11(b), divided by (z) 2,932,423 (Shares of common stock of the Company calculated on a fully-diluted basis)

CONVERSION FORMULAS FOR SECTION 1.11(b):

Take the (A) total number of options, multiplied by the Share Value, minus (B) the total number of options multiplied by the exercise price, divided by (C) by $5.375 or the 30-day Price, if applicable.

                                  AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT (this "Amendment") dated as of December 7, 2000, is made to the Agreement and Plan of Merger (the "Agreement") dated as of October 30, 2000, by and among Litmus Concepts, Inc., a California corporation (the "Company"), Quidel Corporation, a Delaware corporation ("Parent"), and Litmus Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition"). Any terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     WHEREAS, Section 1.11(b) of the Agreement provides that all outstanding Company Stock Options which are vested and have an exercise price at of below the Share Value as of the Effective Time (such options to be referred to herein as "Vested In-The-Money Options") shall have the right to receive a certain number of shares of Parent Common Stock;

     WHEREAS, certain holders of Vested In-The-Money Options have agreed to receive cash in an amount equivalent to the value of the shares of Parent Common Stock which they would have received in exchange for their Vested In-The-Money Options;

     WHEREAS, Parent, Acquisition and the Company desire to amend the Agreement to provide for such holders to receive cash instead of shares of Parent Common Stock in exchange for their Vested In-The-Money Options;

     WHEREAS, the parties additionally desire through this Amendment to correct an inadvertent, erroneous number in the conversion value pertaining to the Series A Preferred Stock set forth in Section 1.8(a)(i) of the Agreement; and

     WHEREAS, pursuant to Section 6.4 of the Agreement, the Agreement may be amended by an instrument in writing signed on behalf of the parties hereto.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound thereby, the parties hereto agree as follows:

     1. AMENDMENT TO SECTION 1.8(a)(I) - ERRONEOUS CONVERSION VALUE. The reference to ".297654" in Section 1.8(a)(i) of the Agreement shall be replaced by ".297674."

     2. AMENDMENT TO SECTION 1.8(a)(VI) - CORRECTION TO CALCULATION FACTOR. The reference to "1,055,817" in Section 1.8(a)(vi) of the Agreement shall be replaced by "1,055,195."

     3.   AMENDMENT TO SECTION 1.11(b) - TREATMENT OF COMPANY STOCK OPTIONS.
Section 1.11(b) of the Agreement is hereby amended in its entirety to read as follows:

          "(b)

               (i) At the Effective Time, all outstanding Company Stock Options which are vested and have an exercise price at or below the Share Value as of the Effective Time (except for those described in subsection (ii) below) shall have the right to receive the number of shares of Parent Common Stock equal to (x) the number of Shares issuable upon exercise of the Company Stock Options multiplied by the Share Value, minus (y) the number of Shares issuable upon exercise of the Company Stock Options multiplied by the exercise price of such Company Stock Options, the net result of (x) and (y) then divided by $5.375 or the 30-day Price, if applicable. Shares of Parent Common Stock otherwise payable pursuant to this Section 1.11(b)(i) shall be deferred as further provided in Section 1.12.

               (ii) Notwithstanding subsection (i) above, at the Effective Time, all outstanding Company Stock Options which are vested and have an exercise price at or below the Share Value as of the Effective Time and which are held by certain individuals mutually designated by the Company and Parent, shall have the right to receive an amount of money equal to (x) the number of Shares issuable upon exercise of the Company Stock Options multiplied by the Share Value, minus (y) the number of Shares issuable upon exercise of the Company Stock Options multiplied by the exercise price of such Company Stock Options, which shall be paid by Parent, as soon as reasonably practicable following the Effective Time, by check representing the cash consideration as contemplated by this Section 1.11(b)(ii)."

     4. AMENDMENT TO EXHIBIT H - CONVERSION FORMULAS. Exhibit H of the Agreement is hereby amended and superceded in its entirety by the Exhibit H attached hereto.

     5. NO OTHER AMENDMENTS. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with their terms and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Agreement.

     6. GOVERNING LAW. This Amendment shall be governed by, and shall be construed in accordance with, the laws of the State of Delaware, exclusive of its conflict-of-law principles.

     7. COUNTERPARTS. This Amendment may be executed in counterparts (including executed counterparts delivered and exchanged by facsimile transmission), each of which shall be deemed to constitute one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

                               LITMUS CONCEPTS, INC.

                               By:
                               Name:
                               Title:


                               QUIDEL CORPORATION

                               By:
                               Name:
                               Title:


                               LITMUS ACQUISITION CORPORATION

                               By:
                               Name:
                               Title:

                                    EXHIBIT H

                               CONVERSION FORMULAS


CONVERSION FORMULAS FOR SECTION 1.8(a):

(i) Series A: $795,320 (80% of liquidation value) divided by $5.375 or the 30-day Price, if applicable, divided by 497,075

(ii) Series B: $600,000 (80% of liquidation value) divided by $5.375 or the 30-day Price, if applicable, divided by 150,000

(iii) Series C: $800,000 (80% of liquidation value) divided by $5.375 or the 30-day Price, if applicable, divided by 200,000

(iv) Series D: $1,598,400 (80% of liquidation value) divided by $5.375 or the 30-day Price, if applicable, divided by 249,750

(v) Series E: $8,000,008 (80% of liquidation value) divided by $5.375 or the 30-day Price, if applicable, divided by 418,218

(vi) Common Stock (including exercised options and warrants): (v) 3,249,378 minus (w) the total number of shares of Parent Common Stock issued under (i)-(v) above, minus (x) the Share Value, multiplied by the Dissenting Shares, divided by $5.375 or the 30-day Price, if applicable, minus (y) shares issued under
Section 1.11(b), divided by (z) 2,932,423 (Shares of common stock of the Company calculated on a fully-diluted basis)

CONVERSION FORMULAS FOR SECTION 1.11(b):

     (i) At the Effective Time, all outstanding Company Stock Options which are vested and have an exercise price at or below the Share Value as of the Effective Time (except for those described in subsection (ii) below) shall have the right to receive the number of shares of Parent Common Stock equal to (x) the number of Shares issuable upon exercise of the Company Stock Options multiplied by the Share Value, minus (y) the number of Shares issuable upon exercise of the Company Stock Options multiplied by the exercise price of such Company Stock Options, the net result of (x) and (y) then divided by $5.375 or the 30-day Price, if applicable.

     (ii) Notwithstanding subsection (i) above, at the Effective Time, all outstanding Company Stock Options which are vested and have an exercise price at or below the Share Value as of the Effective Time and which are held by certain individuals mutually designated by the Company and Parent, shall have the right to receive an amount of money equal to (x) the number of Shares issuable upon exercise of the Company Stock Options multiplied by the Share Value, minus (y) the number of Shares issuable upon exercise of the Company Stock Options multiplied by the exercise price of such Company Stock Options.